QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 7, 2011

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Wednesday, December 7, 2011, at 11:00 AM local time, for the following purposes:

1.
To elect the two directors named in the proxy statement for terms of three years each;

2.
To approve the advisory resolution on executive compensation;

3.
To hold an advisory vote on the frequency of the advisory vote on executive compensation;

4.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012; and

5.
To consider such other matters that may be properly brought before the Meeting.

        The Board of Directors has fixed the close of business on October 10, 2011, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card or voting instruction card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
October 21, 2011

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

 INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2011 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:00 AM, local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Wednesday, December 7, 2011, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect the two directors named in this Proxy Statement for terms of three years each;

2.
To approve the advisory resolution on executive compensation;

3.
To hold an advisory vote on the frequency of the advisory vote on executive compensation;

4.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012; and

5.
To consider such other matters that may be properly brought before the Meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about November 2, 2011. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone, or by facsimile transmission. The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by duly-executed and unrevoked proxies will be voted as specified therein. If no specific instructions are given, shares represented by duly-executed and unrevoked proxies will be voted "FOR" the election as directors of all nominees listed herein for terms of three years each, "FOR" the approval of the advisory resolution on executive compensation, for advisory votes on executive compensation to be held every "THREE YEARS", "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012, and in the discretion of the persons voting the respective proxies with respect to any other matter that may properly come before the Meeting.

        Any stockholder of record giving a proxy may revoke it by voting at the Meeting or, at any time prior to its exercise at the Meeting, by sending a written or other transmission revoking it or by executing and delivering another proxy bearing a later date to the Secretary of the Company at the Company's principal executive offices. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, you must contact that party if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Transaction of Business and Voting

        A majority of the outstanding shares of common stock as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a "quorum." A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, or if a proxy has been properly submitted by the stockholder or on the stockholder's behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Only stockholders of record at the close of business on October 10, 2011, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 43,377,132 shares of common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

        "Broker non-votes" are shares of common stock held by a bank, broker or other nominee over which the bank, broker, or other nominee does not have discretionary authority to vote on a particular matter without instructions from the beneficial owner and for which the bank, broker or other nominee has not received specific voting instructions. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered present and entitled to vote for the purposes of determining a quorum and voting on other matters.

Treatment of Votes for Each Proposal

        Directors are elected by a plurality of the votes cast. This means that the two nominees who receive the most "FOR" votes will be elected. For each other matter to be acted upon at the Meeting, the matter will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote represents a majority of the votes cast on the item. Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of these proposals, although they are counted for purposes of determining whether there is a quorum.

        The results of the advisory votes on executive compensation and on the frequency of advisory votes on the Company's executive compensation are not binding on the Board of Directors.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 7, 2011. The proxy statement and annual report to security holders are available at www.ballytech.com/2011proxy

 Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect two directors to serve on the Board of Directors at the Meeting. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the current number of directors at seven. The Company's Bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving for a three-year term ending in different years.

        Robert Guido and Kevin Verner have been nominated to serve as directors for a term of three years each and to serve until their respective successors have been elected and have qualified. Both Messrs. Guido and Verner have indicated their willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        On October 21, 2011, Mr. Jacques André notified the Board of Directors that he was retiring as a director effective as of December 31, 2011. Mr. André's current term was scheduled to expire at the 2013 annual meeting. The Company thanks Mr. André for his years of dedicated service.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of Messrs. Guido and Verner, unless the stockholder marks the proxy card in such a manner as to withhold authority to vote for either Mr. Guido or Mr. Verner. Although the Company does not anticipate that either Mr. Guido or Mr. Verner will be unavailable to stand for election, in the event of such occurrence, the proxies will be voted for such substitute nominee as the proxy holder may determine.

The Board of Directors recommends that stockholders vote "FOR" Messrs. Guido and Verner.

Director Qualifications

        The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company's business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors' membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board's overall composition and the Company's current and future needs.

        The Nominating and Corporate Governance Committee is responsible for developing and recommending membership criteria to the Board of Directors for approval. These criteria include, but are not limited to:

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

  •
  ability and willingness to commit adequate time to Board and committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and

  •
  diversity of viewpoints, background, experience, and other demographics amongst directors.

        In evaluating director candidates for the Board, including incumbent directors, the Nominating and Corporate Governance Committee considers these criteria. For incumbent directors, the factors also include past performance on the Board of Directors and committees.

        The Nominating and Corporate Governance Committee annually evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish additional specific skills and qualifications it believes the Company should seek in order to constitute a balanced and effective Board of Directors.

        The following table sets forth certain information with respect to Messrs. Guido and Verner, and each other director of the Company whose term of office will continue after the Meeting. For further information about the members of the Board of Directors, their business experience and other pertinent information, please see "Directors, Executive Officers and Other Significant Employees" below.

Nominees for Directors	Age	Director Since	Term Expires
Robert Guido	65	2006	2011 Annual Meeting of Stockholders
Kevin Verner	53	2001	2011 Annual Meeting of Stockholders

Continuing Directors
W. Andrew McKenna	65	2011	2012 Annual Meeting of Stockholders
David Robbins	52	1997	2012 Annual Meeting of Stockholders
Jacques André	74	1996	2013 Annual Meeting of Stockholders(1)
Richard Haddrill	58	2003	2013 Annual Meeting of Stockholders
Josephine Linden	59	2011	2013 Annual Meeting of Stockholders

(1)
Mr. André is retiring from the Board of Directors effective as of December 31, 2011.

Directors and Executive Officers

        The following sets forth information about the members of the Board of Directors and the Company's executive officers and their business experience and other pertinent information.

        Richard Haddrill.    Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming the Company's Chief Executive Officer, Mr. Haddrill most recently served as CEO and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO and as a member of the board of directors of Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill previously served as an Area Managing Partner for Ernst & Young ("E&Y"), and on the boards of True Demand Software, Inc, a supply chain solutions company, Danka Business Systems, Ltd., a provider of digital imaging systems and services, and Outlooksoft, a provider of corporate performance management software based solutions. In January 2011, Mr. Haddrill joined the board of JDA Software Group Inc., the leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. Mr. Haddrill serves as the Vice Chairman of the American Gaming Association and is on the Board of Directors of the Council for a Better Nevada and the Las Vegas Area Council of Boy Scouts of America. As Chief Executive Officer of the Company, Mr. Haddrill brings a deep understanding of Bally's business, operations and strategic planning to the board. He also brings expansive knowledge of both the gaming and technology industries from his prior management and director positions at other gaming and technology companies and from his service as Vice Chairman of the American Gaming Association. Having Mr. Haddrill on the board also provides an open channel between the board and management.

        Jacques André.    Mr. André became a director in August 1996. Mr. André previously served as a Vice President of A.T. Kearney Executive Search, a global management consulting firm, from October 2002 until his retirement in February 2005. From 1975 to 2002, Mr. André was a partner, and from 1980 to 2002 he was a member of the board of directors, of Ray & Berndtson, an international executive search firm. He also served as Partner-in-Charge of its New York Office and its Financial Services Practice. From 1965 to 1975, Mr. André was employed by E&Y, where he was a manager in charge of its Eastern Division Executive Search Practice and a member of its Executive Search Technical Committee. After completing his military service as a Captain in the U. S. Army, he was employed by Sealtest Foods and P. Ballantine & Sons in human resources. Mr. André currently serves as a Member of the Executive Committee of The Colonial Club in Grand Cayman and previously served on the boards of the Association of Executive Search Consultants and the New York Board of Trade. He was cited as one of America's Top 100 Executive Search Consultants in John Sibbald's books "The Career Makers" and "The New Career Makers" and one of the global 200 Executive Recruiters by Nancy Garrison-Jenn. Mr. André's experience as both a Partner-in-Charge and as a Captain provided him with valuable insight on how large organizations are most effectively run. His strong analytical skills and his experience in conducting organizational studies, developed through his consulting work and his time with E&Y, allow him to efficiently assess the effectiveness of individuals or groups within an organization. Finally, as the Company's longest-tenured Board member, Mr. André serves as a valuable resource of institutional knowledge for the Board. On October 21, 2011, Mr André notified the Board of Directors that he would be retiring effective as of December 31, 2011.

        Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from E&Y in June 2006 where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In these roles, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board ("PCAOB") on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's global client steering committee and served as a senior advisory or engagement partner to numerous global companies. Since April 2007, Mr. Guido has served as a member of the board of directors of Commercial Metals Company, a manufacturer, recycler, and distributor of steel and metal products. Since May 2007, Mr. Guido has also been a member of the Board of Trustees and chairman of the audit committee of Siena College, a liberal arts college near Albany, NY. Mr. Guido brings a significant level financial and accounting expertise to the Board that he developed throughout his 38-year career at E&Y. His service as a senior advisory and engagement partner to numerous global companies also provides him with an in-depth understanding of the range of issues facing global companies. He brings important knowledge of and experience with the SEC and PCAOB from his prior dealings with these agencies while working as a public accountant. He has a valuable background in corporate governance and enterprise risk management based on his experience as a guest lecturer and author on corporate governance and enterprise risk management best practices.

        Josephine Linden.    Mrs. Linden became a director in April 2011. Mrs. Linden is an Adjunct Professor in the Finance department of Columbia Business School, a position she has held since 2010. In 2008, Mrs. Linden retired from Goldman Sachs as a Partner and Managing Director after being with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs. She also brings important experience in international businesses matters, a topic relevant to the Company's international expansion, developed while at Goldman and through her current service for various foundations.

        W. Andrew McKenna.    Mr. McKenna became a director in April 2011. Mr. McKenna currently serves as a member of the Board of Directors and Audit Committee Chair of AutoZone, Inc., a retailer and distributor of automotive replacement parts and accessories, as well as Chairman of the Supervisory Board of Georgia BioMass, LLC, a wholly-owned subsidiary of RWE Innogy, a company that plans, builds and operates facilities generating power from renewable energies. He previously served as Lead Director and Audit Committee Chair for Danka Business Systems, Ltd., a provider of digital imaging systems and services, and President and member of the Board of Directors of SciQuest.com Inc., a provider of on-demand procurement and supplier management solutions. Prior to that, Mr. McKenna held various positions with The Home Depot Inc. from 1990 to 1999, including Senior Vice President of Strategic Business Development, Division President, and Chief Information Officer. Mr. McKenna also spent 16 years as a management consultant with Touche Ross & Co (a predecessor firm of Deloitte Consulting) including 10 years as a partner ending in 1990. Mr. McKenna brings a significant level of financial and accounting expertise to the Board developed during his tenure with Touche/Deloitte and his service on audit committees of other public companies. This experience also brings important knowledge of and experience with the requirements and guidelines of the SEC and PCAOB. Mr. McKenna's prior service as a public company executive officer gives the Company further insight of management's day-to-day actions and responsibilities. Mr. McKenna's service on other boards of directors also adds a depth of knowledge to the Board regarding best practices in corporate governance.

        David Robbins.    Mr. Robbins served as a director of the Company from July 1994 to September 1997 and as Chairman of the Board from February 1997 through September 1997 and then rejoined Bally as a director and Chairman of the Board in December 1997. Mr. Robbins' term as Chairman of the Board ended in December 2010. From 1984 to 2004, he practiced corporate, securities and real estate law as an associate and then partner at various law firms. Mr. Robbins was also licensed as a certified public accountant (currently on inactive status) in the state of New York. Since January 2003, Mr. Robbins has co-managed investment funds in private and public securities, with an emphasis in the health care and real estate fields. He serves on the boards of various private companies in which the health care fund that he co-manages has made investments, and as a trustee or member of a steering committee of various not-for-profit entities. Mr. Robbins brings experience in corporate and securities law to the Board from his 20-year career as an attorney, as well as expertise in the management and allocation of investment capital expertise from his almost 15 years of managing investment funds. He also brings other directorship experience through his management and allocation of investment capital and service on various private company boards. Finally, Mr. Robbins serves as a valuable resource of institutional knowledge as he has served on the Company's Board for over 15 years. Mr. Robbins received a B.S. from the Wharton School of the University of Pennsylvania and a J.D. from New York University Law School.

        Kevin Verner.    Mr. Verner became a director in April 2001 and began serving as Chairman of the Board in December 2010. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc. ("WMS"), a gaming equipment company, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for 16 years. Since 2000, Mr. Verner has been a consultant and provides interim management to early-stage companies, including financial planning, securing seed funding, management recruitment and development of operating budgets, and pro forma financial projections. Mr. Verner is a member of the Marketing Executive Board at University of Georgia's Terry College of Business. Mr. Verner is also a CEO advisor for the Chicago based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for investments in consumer products companies. Mr. Verner brings important knowledge of the gaming industry to the Board through his experience at WMS. He also brings an understanding of operations and financial strategy in a challenging environment from his consulting and interim management services to various companies. His detailed understanding of budgetary planning is invaluable to the Board, especially in today's economic climate.

        Neil Davidson.    Mr. Davidson, age 39 joined Bally in February 2006 as Vice President of Corporate Accounting and was appointed Chief Accounting Officer in May 2008. On August 12, 2010, Mr. Davidson was promoted to Senior Vice President, Chief Financial Officer and Treasurer. From 2002 to 2006,

Mr. Davidson was the Vice President of Finance for Multimedia Games, Inc., a gaming equipment and systems company. Mr. Davidson began his career with KPMG in the Houston office, holding several positions during his tenure, the last of which was Audit Manager. Mr. Davidson is a certified public accountant.

        Ramesh Srinivasan.    Mr. Srinivasan, age 51, joined Bally in March 2005 as Executive Vice President of Bally Systems. On April 1, 2011, Mr. Srinivasan was promoted to President and Chief Operating Officer. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry.

        Mark Lerner.    Mr. Lerner, age 62, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas commercial and litigation law firm. Mr. Lerner is an officer of the Association of Gaming Equipment Manufacturers.

        Derik Mooberry.    Mr. Mooberry, age 39, joined Bally in November 2001 and is currently the Senior Vice President of Products and Operations. Mr. Mooberry has held several other senior positions at Bally including Vice President of Systems Operations, Vice President of Strategic Planning, Vice President of System Sales—Western North America, Vice President of North America Game Sales and Vice President of Sales—Americas. Mr. Mooberry joined Bally as a result of the Casino Marketplace Development Corporation acquisition. Mr. Mooberry also spent six years working at Arthur Andersen in various audit and business consulting roles. Mr. Mooberry is a certified public accountant.

        Robert C. Caller.    Mr. Caller, age 61, joined Bally in April 2006 as Executive Vice President, Chief Financial Officer and Treasurer. On August 12, 2010, Mr. Caller retired from these positions and on September 1, 2010, began serving as a part-time employee providing various services. From 1983 to 2006, he was a partner at E&Y, most recently working in the Denver office, where he served several publicly held companies as well as several companies involved in the gaming industry. He started his career with E&Y in the Houston office in 1972, and was the managing partner of E&Y's Albuquerque office from 1990 to 1991 before transferring to the Denver office. Mr. Caller is a certified public accountant (currently on inactive status).

 BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2011, the Board of Directors held ten meetings. Each director attended at least 75 percent of the aggregate of all Board of Directors and applicable committee meetings held during the fiscal year ended June 30, 2011, while such director was a member of the Board of Directors or the applicable committee. It is the Company's practice to hold the annual meeting of stockholders on the same date as a regularly scheduled board meeting to facilitate directors' attendance at the annual meeting of stockholders. Each director serving on the Board of Directors at the time of the Company's 2010 Annual Meeting of Stockholders attended the annual meeting.

        The Company's corporate governance guidelines require that the non-employee directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-employee directors, unless the Chairman is a member of management, in which case the non-employee directors will select the presiding director. The Chairman, Mr. Verner, a non-employee director, currently serves as the presiding director. The Board held five executive sessions without management present during fiscal year 2011. The Audit committee held eight executive sessions without management present during fiscal year 2011.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted independence guidelines. The Board of Directors has affirmatively determined that each of Messrs. André, Guido, McKenna, Robbins, and Verner and Mrs. Linden is independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules, and the Company's independence guidelines. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of the director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Board Leadership Structure

        The Company's Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in the manner it considers to be in the best interests of the Company and that the Chairman shall not simultaneously serve as Chief Executive Officer of the Company. Currently, the Board is led by an independent, non-executive Chairman, Mr. Verner. The Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company at this time as it allows the Chairman to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company's strategy and managing the Company's business.

The Board's Role in Risk Oversight

        Management is responsible for identifying and managing risk and has designed an enterprise risk management process to help identify, assess, and prioritize risks. The Board of Directors oversees the Company's risk management process. Top risks identified by management are presented and discussed with the Board of Directors at least annually, although typically on a more frequent basis. In addition to discussing risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives, and improve long-term organizational performance. The Board assesses the risks faced by the Company and reviews the steps taken by management to manage those risks. The Board's involvement in working with management to establish and approve the Company's business strategy facilitates these assessments and reviews. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company's strategic plan and the implementation of that plan, including financial, legal/compliance, operational/strategic, and compensation risks.

        While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within its area of responsibility. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company's risk profile with the Company's independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company's Code of Ethics and related corporate policies.

        The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking. The Compensation Committee also approves all compensation related provisions for the Chief Executive Officer and any of his direct reports, including all Named Executive Officers and Senior Vice Presidents and above, as well as all employees hired into the Company with an annual base salary in excess of $150,000 per year. In addition, the Compensation Committee approves any significant changes to employee benefit plans and terminations of any employee in the position of Senior Vice President or above.

        Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Pursuant to the Board's instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these Committees is governed by a charter adopted by the Board of Directors. The charters are available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that each member of these Committees is independent under Section 303A.02 of the NYSE Listed Company Manual, applicable SEC rules and the Company's Independence Guidelines.

        Audit Committee.    From July 1, 2010 to March 31, 2011, the Audit Committee of the Board of Directors was comprised of Messrs. Guido (Chair), Robbins, and Verner. Since April 1, 2011, the Audit Committee has been comprised of Messrs. Guido (Chair), McKenna, Robbins, and Verner and Mrs. Linden. The Audit Committee, among other things:

  •
  reviews and engages an independent registered public accounting firm to audit the Company's financial statements;

  •
  reviews the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors;

  •
  reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the relevant personnel;

  •
  considers financial risk, including internal controls and discusses the Company's risk profile with the Company's independent registered public accounting firm;

  •
  reviews potential violations of the Company's Code of Ethics and related corporate policies; and

  •
  reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

        The Board of Directors has affirmatively determined that each of Messrs. Guido, McKenna, Robbins, and Verner and Mrs. Linden is financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido, McKenna and Robbins are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on Messrs. Guido's, McKenna's and Robbins's respective qualifications and business experience, as described above under "Election of Directors—Directors, Executive Officers and Other Significant Employees." The Audit Committee met eight times during the fiscal year ended June 30, 2011.

        Compensation Committee.    The Compensation Committee of the Board of Directors is comprised of Messrs. André, Guido, Robbins (Chair), and Verner. Mr. Robbins became chairman on May 1, 2011; Mr. Verner was the previous chairman. The Compensation Committee, among other things:

  •
  recommends to the Board of Directors the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the Board of Directors and determines and approves the Chief Executive Officer's compensation level based on this evaluation;

  •
  subject to consultation with the Chief Executive Officer, approves executive compensation arrangements and agreements, including that of the Company's and its subsidiaries' executives and senior management;

  •
  approves all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

  •
  reviews and recommends to the Board of Directors the criteria by which bonuses to the Company's executives and senior management are determined, including under the Company's Management Incentive Plan (the "MIP");

  •
  administers, within the authority delegated by the Board of Directors, the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time; and

  •
  reviews the Company's compensation practices and policies to determine whether they encourage excessive risk taking.

        The Compensation Committee met ten times during the fiscal year ended June 30, 2011.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. André (Chair), Guido, Robbins, and Verner. The Nominating and Corporate Governance Committee, among other things:

  •
  makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors;

  •
  aids in attracting qualified candidates to serve on the Board of Directors;

  •
  manages risks associated with the independence of directors and Board nominees;

  •
  monitors and oversees the functions and operations of the committees of the Board of Directors; and

  •
  periodically reviews the Company's corporate governance principles, policies, and practices.

        The Nominating and Corporate Governance Committee met four times during the fiscal year ended June 30, 2011.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place that are designed to enhance and protect the interests of its stockholders.

        Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors, including director independence;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how nominees for director are selected;

  •
  terms of office for directors;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-employee directors;

  •
  committees of the Board of Directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  executive officer and director compensation;

  •
  expectations of directors; and

  •
  annual performance evaluations of the Board of Directors and the Chief Executive Officer.

        The full text of the Corporate Governance Guidelines is available on the Company's website www.ballytech.com by following links to "Investor Relations" and "Governance", or upon written request to the Company, as set forth below under "Additional Information."

        Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct (the "Code of Ethics") applicable to all of the Company's employees, including the chief executive, chief financial, and principal accounting officers, as well as the Company's directors. The Code of Ethics, along with the Corporate Governance Guidelines, serves as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets and opportunities;

  •
  prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose the amendment or waiver and the reasons for it on the Company's website www.ballytech.com. The full text of the Code of Ethics is available on the Company's website www.ballytech.com, by following links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information."

Directors' Compensation

        The following table sets forth the compensation earned by the Company's non-employee directors in respect of their services as such during the fiscal year ended June 30, 2011. The Company's directors who are also employees are not separately compensated for their services as directors. Mr. Haddrill, the only director who is also an employee, is not separately compensated for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Jacques André	75,000	249,989	0	324,989
Robert Guido	52,500	354,958	0	407,458
Josephine Linden(3)	18,750	188,326	499,987	707,063
W. Andrew McKenna(3)	0	244,833	499,987	744,820
David Robbins	115,833	249,989	0	365,822
Kevin Verner	166,667	249,989	0	416,656

(1)
Amounts shown reflect the value of stock and option awards made during the fiscal year ended June 30, 2011 based upon their aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(2)
The number of stock awards outstanding for the non-employee directors as of June 30, 2011 was as follows: Mr. André, 5,811; Mr. Guido, 8,251; Mrs. Linden, 4,930; Mr. McKenna, 6,383; Mr. Robbins, 5,811; and Mr. Verner, 5,811. The number of option awards outstanding for the non-employee directors as of June 30, 2011 was as follows: Mr. André, 278,242; Mr. Guido, 51,350; Mrs. Linden, 28,361; Mr. McKenna, 28,361; Mr. Robbins, 317,242; and Mr. Verner, 278,242.

(3)
Mrs. Linden and Mr. McKenna joined the Board of Directors effective April 1, 2011 and therefore received compensation in respect of their appointment to the Board of Directors and service for only the last three months of the fiscal year ended June 30, 2011. Mr. McKenna elected to receive restricted stock in lieu of the cash compensation otherwise payable to him.

        Cash compensation.    Each non-employee director receives an annual retainer of $60,000 per year and each non-employee director receives $15,000 per year for serving on the Audit Committee, and the chair of the Audit Committee receives $35,000 per year. Directors who serve on the Nominating and Corporate Governance Committee or the Compensation Committee receive $5,000 per year for serving on each of these committees, and the chair of each of these committees receives $10,000 per year. The Chairman of the Board also receives an additional $85,000. Mr. Robbins and Mr. Verner each received an additional $25,000 for serving as members of the Office of the Chairman. Mr. Verner also received an additional $5,000 for serving on the Company's regulatory compliance committee and $5,000 for serving in the office of the Chief Technology Officer. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business.

        Equity compensation.    On the first trading day of each calendar year each then-current non-employee director receives an annual grant of $250,000 of restricted stock for the director's service for the following year. The number of shares is calculated based on the closing price of the stock on the grant date and vests on the first anniversary of the grant date. Directors may elect to take some or the entire grant in the form of restricted stock units ("RSUs"). Newly appointed directors receive the same grants but the number of shares is pro-rated based on the number of days between the date of the director's appointment and the first trading day of the following calendar year. In addition, each newly appointed director receives an initial, one-time appointment grant of $500,000 worth of stock options vesting in three equal installments on the first, second and third anniversaries of the director's election or appointment. The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the option, the expected option term, the expected volatility of the Company's common stock over the option's expected term, the risk-free interest rate over the option's expected term and the Company's expected annual dividend yield.

        Each non-employee director may elect to receive restricted stock or RSUs in lieu of all or a portion of the cash compensation otherwise payable to the director. Directors must make the election with respect to the cash compensation for a particular calendar year not later than five business days before the end of the previous calendar year. The restricted stock or RSUs are awarded on the first trading day of the calendar year for which the election is made, and the number of shares awarded is calculated based on the closing price of the stock on the grant date. The shares of stock vest in their entirety on the first anniversary of the date of grant, subject to the director's continuous services as a director through the vesting date. If the director's service as director terminates for any reason before the first anniversary of the grant date, the vesting of a prorated portion of the restricted stock or RSUs—1/365 for each day between the grant date and the termination date—is accelerated as of the termination date, so that the restriction on sale or other transfer of the prorated stock is lifted as of the termination date for the prorated portion. On retirement, death, or other termination of the director's service as a director for any reason, a pro rata portion of any then unvested award of restricted stock will vest upon such termination, and the remaining unvested portion of the award, if any, will immediately lapse.

        Additional compensation.    The Company may grant non-employee directors both additional cash compensation and equity-based awards as time commitments, responsibilities, and other circumstances may warrant. No such additional compensation was paid for the fiscal year ended June 30, 2011.

        Stock holdings by non-employee directors.    The Board believes that non-employee directors should be stockholders and maintain significant holdings of Company common stock. Because a meaningful portion of each non-employee director's fees are paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

        Pursuant to the guidelines, each non-management director is required, within two years after their appointment or election (or by December 5, 2011, in the case of directors already in office as of October 4, 2010, the date the policy was adopted), to acquire and hold Company common stock with a market value equal to four times the base annual retainer payable to such director, not including supplemental committee retainers or fees, on the day of the director's appointment or election (or October 4, 2010, for directors already in office as of that date). All non-employee directors who were in office on October 4, 2010, are in compliance with this requirement. The director is required to retain at least that amount of stock throughout the director's tenure. Upon vesting of a restricted stock or other equity award or exercise of a stock option, and after the payment of the taxes due, each non-employee director must retain at least 20 percent of the net shares until the requisite ownership level is achieved. Failure to attain the applicable requisite ownership level may result in a reduction of future long-term awards in the form of stock. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level, the director shall be required to retain 100 percent of the net shares of any grants and payouts until the requisite ownership level is achieved based on the director's then current base annual retainer. The Board has discretion to grant relief from the policy in cases of hardship.

Director Nomination Process

        The Nominating and Corporate Governance Committee, sometimes with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors in identifying, evaluating, and recommending director nominees to the Board including:

  •
  the candidate's personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  the candidate's current knowledge and contacts in the communities in which the Company does business, in the gaming industry, and in other industries relevant to the Company's business;

  •
  the candidate's ability and willingness to commit adequate time to Board and committee matters; and

  •
  the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors.

        While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, background, experience and other characteristics in evaluating Board candidates. The Company's Nominating and Corporate Governance Committee will also consider whether to recommend stockholder nominations of candidates for director based upon the same criteria, assuming the stockholder has satisfied certain bylaw requirements regarding the nomination, as set forth below under "Stockholder Proposals and Nominations for Director for the 2012 Annual Meeting of Stockholders."

Communication with the Board of Directors

        Stockholders and other interested parties may communicate directly with individual directors, the Board of Directors as a group, the presiding director of executive sessions of non-employee directors, or with non-employee directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department unless indicated otherwise. Communications about accounting, internal controls, and audits will be referred to the Audit Committee, and other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Anonymous reports may be made confidentially:

  1.
  By Company employees pursuant to the Company's Corporate Integrity hotline procedures; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

 Proposal No. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement. As described below in "Compensation Discussion and Analysis" the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

  •
  Attract and retain key executives critical to the Company's long-term vision and success;

  •
  Motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability and operating margins;

  •
  Provide competitive opportunities with respect to salary, annual incentive/bonus, and grants of long-term incentives in comparison to both peer organizations within the gaming, leisure and technology industries and similar-sized companies; and

  •
  Enhance stockholder value by tying a large portion of senior executive compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

        Over the past fiscal year, the Compensation Committee took a number of actions to reinforce these objectives. To promote alignment between our executives and our stockholders and to implement positive pay practices, the following modifications to the Company's compensation program were made in fiscal year 2011:

  •
  The Board adopted a policy requiring certain levels of stock ownership by the Chief Executive Officer and employees reporting directly to him;

  •
  The Chief Executive Officer voluntarily agreed to eliminate the golden parachute excise tax gross-up as part of an amendment to his employment agreement; and

  •
  Employment agreements or amendments entered into with other Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table") did not provide for golden parachute excise tax gross-ups.

        We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of stockholders and have facilitated the Company's performance. In fiscal year 2011, the Company performed strongly despite a challenging global economic environment. Although our total revenue for the fiscal year ended June 30, 2011 decreased 3 percent when compared to fiscal year 2010, our gaming operations revenue increased 11 percent, and we established a strong base of innovative games going forward. We also successfully commercialized two major new product lines, our Alpha 2™ gaming platform and the iVIEW DM™ floor-wide network. Further, we invested in key new customers and markets, such as Australia and Italy, to enhance revenue and earnings growth in the current and future years.

        We urge stockholders to read the "Compensation Discussion and Analysis" below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below under "Executive Compensation" which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

        In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Meeting:

  RESOLVED, that the stockholders of Bally Technologies, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Stockholders.

        This resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends that stockholders vote "FOR" the approval of the resolution on executive compensation.

 Proposal No. 3:

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In Proposal No. 2 above, we are asking stockholders to vote on an advisory resolution on executive compensation, and we will provide this type of advisory vote at least once every three years. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal No. 3 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every one, two or three years.

        After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). We believe that this frequency is appropriate for a number of reasons.

        Most significantly, our compensation programs are designed to reward long-term performance. We encourage stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our Named Executive Officers' compensation over the past three fiscal years as reported in the Summary Compensation Table.

        In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Committee's actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders.

        The Board of Directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company's executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

        We understand that our stockholders may have a different view as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results. Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the

Board of Directors. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that stockholders vote to conduct future advisory votes on executive compensation every "THREE YEARS."

 Proposal No. 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

        The Company is not required to submit the selection of the independent registered public accounting firm to the stockholders for approval, but is doing so as a matter of good corporate governance. If stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that into account in selecting an independent registered public accounting firm for the following year.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for services provided during fiscal years 2011 and 2010:

	2011	2010
Audit fees	$1,804,367	$2,029,549
Audit-related fees(1)	14,700	158,492
Tax fees(2)	447,746	528,370

Total fees	$2,266,813	$2,716,411

(1)
Consists primarily of fees paid for attestation services for regulatory reporting.

(2)
Consists primarily of fees paid for tax compliance, consultation and preparation services.

        The Audit Committee reviews and approves all services to be provided by the Deloitte Entities. The Audit Committee has considered the effect of non-audit services on the independence of the Deloitte Entities, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011, with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC.

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chair Josephine Linden W. Andrew McKenna David Robbins Kevin Verner

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our Named Executive Officer compensation program is designed to align compensation with the Company's performance. We are currently operating in a challenging economic environment. The combination of economic uncertainty, lower demand for replacement products and reduced opportunities from new or expanded markets has negatively impacted the gaming sector and our consolidated results. The gaming sector was and continues to be negatively impacted by lower consumer spending. Notwithstanding these challenges, in fiscal 2011 we made substantial gains in positioning the Company for the future. Specific accomplishments include:

  •
  An 11 percent increase in Gaming Operations revenue, which reached an all-time high, and a 12 percent increase in Systems maintenance revenue;

  •
  Increase in gross margins for Gaming Operations and Systems;

  •
  Establishment of a strong base of innovative games upon which to build future growth;

  •
  Commercialization of two major new product lines, the ALPHA 2TM gaming platform and the iVIEW DMTM floor-wide network;

  •
  Investment in key new customers and markets, such as Australia and Italy, to enhance revenue and earnings growth in the current and future years;

  •
  Intensified focus on creating long-term value for shareholders by repurchasing nearly $475 million worth of common stock; and

  •
  Successful establishment of a new $700 million credit facility to increase financial flexibility and lower the rate on borrowing costs.

        As a result of not achieving our forecasted performance, certain aspects of our Named Executive Officers' compensation were less in fiscal year 2011 as compared to the prior year. In particular, threshold EPS performance under the MIP was not achieved; thus participants received a zero payout related to the MIP's company performance component. There were changes in the composition of our Named Executive Officers and their respective compensation in fiscal year 2011 in connection with the departure of our Chief Operating Officer and the promotion of Mr. Srinivasan to the position of President and Chief Operating Officer and Mr. Caller's retirement as our Chief Financial Officer and the promotion of Mr. Davidson to that position. We also entered into an amendment to the employment agreement with Mr. Haddrill, our Chief Executive Officer.

        To promote alignment between our executives and our stockholders and to implement positive pay practices, we made the following modifications to our compensation program in fiscal year 2011:

  •
  The Board adopted a policy requiring certain levels of stock ownership by the Chief Executive Officer and employees reporting directly to him;

  •
  Mr. Haddrill, our Chief Executive Officer, voluntarily agreed to eliminate the golden parachute excise tax gross-up as part of an amendment to his employment agreement; and

  •
  Employment agreements or amendments entered into with other Named Executive Officers did not provide for golden parachute excise tax gross-ups.

The Company's Compensation Philosophy and Objectives

        The Company's compensation program for executive officers, which has been adopted by the Compensation Committee of the Board of Directors, is designed to:

  •
  Attract and retain key executives critical to the Company's long-term vision and success;

  •
  Motivate executives to enhance long-term stockholder value by focusing on performance metrics such as growth, productivity, profitability, and operating margins;

  •
  Provide competitive opportunities with respect to salary, annual incentive/bonus, and grants of long-term incentives in comparison to both peer organizations within the gaming, leisure and technology industries and similar-sized companies; and

  •
  Enhance stockholder value by tying a large portion of senior executive compensation to the Company's overall performance, as reflected in the value of the Company's common stock.

How Compensation Decisions Are Made

        Role of the Committee.    The Compensation Committee, which is comprised of four independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Director Independence," is responsible for, among other things:

  •
  The recommendation to the Board of Directors of the corporate goals and objectives relevant to the Chief Executive Officer's compensation, the evaluation of the Chief Executive Officer's performance in light of the corporate goals and objectives adopted by the Board of Directors, and the determination and approval of the Chief Executive Officer's compensation level based on this evaluation;

  •
  Subject to consultation with the Chief Executive Officer, the approval of executive compensation arrangements and agreements, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The approval of all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The review and recommendation to the Board of Directors of the criteria by which bonuses to the Company's executives and senior management are determined, including under the Company's MIP;

  •
  The administration, within the authority delegated by the Board of Directors, of the Company's various long-term incentive plans and such other stock option or equity participation plans as may be adopted by the Board of Directors from time to time; and

  •
  The review of the Company's compensation practices and policies to determine whether they encourage excessive risk taking.

        The Compensation Committee, in consultation with Steven Hall & Partners, the independent executive compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation package. The Compensation Committee's functions are more fully set forth in its charter, which has been approved by the Board of Directors, as discussed under "Board of Directors—Committees of the Board of Directors—Compensation Committee."

        Role of Management.    While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee, subject to Board approval, as applicable. These decisions are based not only on the Compensation Committee's deliberations of executive performance, but also on input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding the other executive officers are typically made by the Compensation Committee after deliberations which include the consideration of recommendations from the Chief Executive Officer.

        Role of Independent Compensation Consultants.    The Compensation Committee has historically engaged the services of an independent compensation consulting firm to advise it in connection with executive compensation determinations. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, employment agreements, equity compensation structure or preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained the services of Steven Hall & Partners for fiscal year 2011. The Compensation Committee retained Steven Hall & Partners directly and Steven Hall & Partners performed no services for the Company or management during fiscal 2011. However, in fulfilling its responsibilities, Steven Hall & Partners interacted with management or the Company's other outside advisors when deemed necessary and appropriate.

Compensation Structure

        Elements of Compensation.    In designing our executive compensation program, the Compensation Committee takes into account how each element motivates performance, aligns with shareholder interests, and promotes retention. Although the final structure may vary from year to year and executive to executive, the Compensation Committee utilizes three main components which are designed to help achieve the objectives of our compensation philosophy:

  •
  Base Salary—fixed pay that takes into account the individual's duties and responsibilities, experience, expertise and performance;

  •
  Annual Incentive/Bonus—variable cash compensation that takes into account both the Company's and the individual's performance; and

  •
  Long-Term Incentives—equity-based awards including stock options, RSUs and restricted stock that reflect the performance of the Company's common stock, achievement of key performance metrics and the executive's performance and anticipated future contribution to align the executive's interests with those of our stockholders.

        The Compensation Committee believes that the particular elements of compensation identified above produce a well-balanced mix of fixed and at-risk compensation. Base salary provides the executive officer with a measure of security regarding the minimum level of compensation he or she will receive, while the annual and long-term incentive components motivate the executive officer to focus on business metrics that will produce a high level of Company performance over the short and long-term. The Compensation Committee believes this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also promotes retention.

        Pay Mix.    The Compensation Committee believes executive compensation should be weighted towards at-risk pay. This emphasis on at-risk pay is consistent with the Compensation Committee's overall philosophy with respect to the Named Executive Officers of paying for performance. The individual components of each of the Named Executive Officer's compensation package are described in more detail below under "Individual Named Executive Officer Compensation." At-risk compensation, which consists of annual incentive payouts and the grant date fair value of equity-based awards, varies based on Company, individual, and stock price performance and represents the majority of fiscal year 2011 pay for the CEO and the other Named Executive Officers.

 CEO Pay Mix

Average Other NEO Pay Mix

        Determination of Compensation Levels.    Overall compensation levels for executives, including the Named Executive Officers, are determined based on one or more of the following factors:

  •
  The individual's duties and responsibilities within the Company;

  •
  The individual's experience and expertise;

  •
  The compensation levels for the individual's peers within the Company (internal equity);

  •
  The compensation levels for similar positions in the industry, in the technology industry or companies with similar revenues;

  •
  The performance of the individual and the Company as a whole;

  •
  Outstanding equity-based awards, including the value of such awards based on the Company's stock price; and

  •
  The levels of compensation necessary to retain current executives and to recruit new executives.

        The gaming industry is highly competitive, and has a limited pool of executive officer candidates with the desired level of industry experience. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, the Company understanding of compensation arrangements at other local companies, and advice from the Compensation Committee's consultants. In addition, the Compensation Committee reviewed compensation analyses prepared by Steven Hall & Partners detailing compensation arrangements for named executive officers at the following thirteen companies in the gaming and leisure industries: Ameristar Casinos, Inc., Aristocrat Leisure Ltd., Boyd Gaming Corp., International Game Technology, Isle of Capri Casinos, Inc., Las Vegas Sands Corp., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., Scientific Games Corp., Shuffle Master, Inc., Station Casinos, Inc., WMS Industries, Inc. and Wynn Resorts Ltd.

        The Company does not attempt to target a particular pay positioning relative to competitive compensation data for executive officers either individually or as a group. Instead, the Company assesses each executive on the previously identified factors to determine appropriate levels of compensation. The Company and the Compensation Committee believe that the resulting compensation packages are competitive.

Individual Named Executive Officer Compensation

        Base Salary.    The Compensation Committee annually reviews each executive's base salary. These reviews include consideration of, among other things, factors such as:

  •
  The review and recommendation to the Board of the Company's compensation philosophy;

  •
  The Company's overall performance;

  •
  New duties and/or responsibilities assumed by the executive;

  •
  The overall performance of the executive's area of responsibility;

  •
  The executive's impact on strategic goals; and

  •
  The executive's length of service with the Company.

        There is no specific weighting applied to any one factor in setting the level of base salary; the process ultimately relies on the subjective exercise of the Compensation Committee's judgment.

        Certain of the Named Executive Officers signed employment agreements at the time of hire which established each officer's initial salary. Each employment agreement was the result of negotiation between the Company and the Named Executive Officer. During fiscal year 2011, the Compensation Committee assessed the Named Executive Officers' current salary levels in light of the Compensation Committee's understanding of the competitive marketplace, based on the executive's experience and compensation levels prior to joining Bally and not a formal benchmarking study, the Company's performance for fiscal year 2011, each individual's contributions to the Company's performance, and existing employment arrangements. In connection with the promotions of Mr. Davidson and Mr. Srinivasan, the Compensation Committee also reviewed analyses prepared by Steven Hall & Partners of CFO and COO compensation for a subset of the previously mentioned thirteen gaming and leisure companies. Following these reviews, the Compensation Committee approved salary increases for three Named Executive Officers, as discussed in further detail below.

        The following table is a summary of adjustments to named executive officers' base salary made in fiscal year 2011:

Fiscal Year 2011

Executive	2011 Base Salary	2011 vs. 2010	Date of Most Recent Adjustment
Richard Haddrill	$998,000	0%	N/A
Neil Davidson(1)	$300,000	22%	8/12/2010
Robert Caller(2)	$175,000	(52)%	9/1/2010
Ramesh Srinivasan(3)	$600,000	50%	3/30/2011
Mark Lerner(4)	$280,000	4%	1/24/2011
Derik Mooberry(5)	$231,750	3%	1/24/2011

(1)
On August 12, 2010, Mr. Davidson's base salary was increased to $300,000 due to his promotion to serve as the Company's Senior Vice President, Chief Financial Officer and Treasurer.

(2)
On September 1, 2010, Mr. Caller's base salary was decreased to $175,000 in connection with his retirement as the Company's Executive Vice President, Chief Financial Officer and Treasurer and his agreement to provide services to the Company as a part-time employee.

(3)
On September 1, 2010, Mr. Srinivasan's base salary was increased to $450,000 in light of the Compensation Committee's assessment of his individual performance including the continued growth in revenue and market shares and margins of the worldwide systems business. On March 30, 2011, Mr. Srinivasan's base salary was increased to $600,000 due to his promotion to serve as the Company's President and Chief Operating Officer.

(4)
On January 24, 2011, Mr. Lerner's base salary was increased to $280,000 as a result of a merit-based increase.

(5)
On January 24, 2011, Mr. Mooberry's base salary was increased to $231,750 as a result of a merit-based increase.

        Annual Cash Incentive Programs.    The Company believes that an incentive program tied to annual performance is an effective means of motivating and rewarding executives to enhance short and long-term stockholder value. This structure is accomplished by providing annual cash incentives under the Company's MIP. Each of the Named Executive Officers, except Mr. Haddrill and Mr. Caller (following his retirement), is eligible to participate in the MIP. Mr. Haddrill's fiscal year 2011 annual cash incentive program is discussed below under "—Haddrill Fiscal Year 2011 Annual Cash Incentive Program."

        For each Named Executive Officer participating in the MIP, annual performance bonuses are tied to the Company's overall performance, as well as to both the performance of each individual executive and the performance of his or her area of responsibility. Under the MIP, the Compensation Committee may elect to distribute any award in restricted stock. The Committee may also modify, amend or eliminate the MIP at any time.

        Under the MIP, the Compensation Committee establishes a target incentive opportunity, the range of possible incentive awards, the performance measures, and the level of performance that will correspond to a particular incentive payment, all of which the Compensation Committee uses to determine an executive's annual cash incentive awards.

        The target opportunity under the MIP for each of Messrs. Davidson, Srinivasan and Lerner is 60 percent of base salary. Mr. Mooberry's target is 30 percent of base salary because he participates in other revenue based variable incentive programs.

        Relative Weightings of Company and Individual Performance in the MIP.    For fiscal year 2011, incentive payouts for the Named Executive Officers were allocated between Company and individual performance as follows, assuming both Company performance and individual goals were achieved at the target level: (i) 70 percent of each executive's award was tied to the Company's financial performance and (ii) 30 percent of each executive's award was tied to individual goals, as determined by the Chief Executive Officer.

        2011 Company Financial Performance Metric.    The Compensation Committee sets and approves the financial and/or operational objectives for determining the portion of bonuses that are tied to Company performance. Threshold Company performance must be met to receive a payout under the Company financial performance portion of the MIP. For fiscal year 2011, Diluted EPS was chosen as the financial performance measure because the Company and the Compensation Committee believe that Diluted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        The Compensation Committee established threshold Company performance for fiscal year 2011 to be Diluted EPS of $2.00, a target of Diluted EPS of $2.31, and a maximum performance goal of Diluted EPS of $2.70. For Company performance results between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation.

        2011 Individual Performance Metrics.    The individual performance component of the bonus is based on the Compensation Committee's subjective evaluation of the overall performance of each executive. In reaching its determinations, the Compensation Committee reviews the executive's individual accomplishments and efforts during the year as well as recommendations of the Chief Executive Officer. The recommendations of the Chief Executive Officer are based on his assessment of each executive's performance against individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers eligible to participate in the MIP for fiscal year 2011.

  •
  Neil Davidson.  Mr. Davidson's individual performance goals for fiscal year 2011 included: (i) execute on cost containment, (ii) cultivate relationships with customers and capital markets, (iii) focus on continued enterprise transparency, (iv) drive accountability in organization, (v) support business development efforts, (vi) drive process improvement enterprise wide, and (vii) drive best-of-breed practices in the finance department.

  •
  Ramesh Srinivasan.  Mr. Srinivasan's individual performance goals for fiscal year 2011 included: (i) an annual target of major system deals signed, (ii) an annual target of revenue recognized from system sales, (iii) an annual target of operating margin from systems, (iv) an annual target of services booked revenue, (v) an annual target of percentage of revenue generated from international customers, (vi) an annual target of percentage of revenue generated from new customers, (vii) ensuring all open systems products are ready for all international markets, and (viii) common Gaming Monitoring Unit across Slot Data Systems, Advanced Casino Systems Corporation and MultiConnect.

  •
  Mark Lerner.  Mr. Lerner's individual performance goals for fiscal year 2011 included: (i) maximize efficiency of the Company's use of outside lawyers, (ii) improve the Company's regulatory process and insure timely filings, (iii) improve the technical efficiency of the legal department and internal communications, (iv) enhance the Company's long-term intellectual property, and (v) staff government affairs function and reduce lobbying expenses.

  •
  Derik Mooberry.  Mr. Mooberry's individual performance goals for fiscal year 2011 included: (i) a quarterly target of game units shipped, (ii) a quarterly target of gaming equipment revenue, (iii) a quarterly target of gaming operations net additions targets, (iv) a quarterly target of gaming operations revenue, and (v) a quarterly target of operating income from gaming equipment and gaming operations combined.

        Potential Payouts.    For fiscal year 2011, the potential payouts with respect to each portion of the awards, as a percentage of base salary for Messrs. Davidson, Srinivasan and Lerner, were as follows, assuming the individual's personal goals were achieved:

	Threshold	Target	Maximum
Company Performance	12.6%	42%	84%
Individual Performance	18%	18%	18%

        Similar to other MIP participants that do not report directly to the CEO, Mr. Mooberry can earn up to 170% of the portion of MIP target that is based on achievement of individual performance. The potential payouts with respect to each portion of the awards, as a percentage of base salary for Mr. Mooberry were as follows:

	Threshold	Target	Maximum
Company Performance	6.3%	21%	35.7%
Individual Performance	0%	9%	15.3%

        Fiscal Year 2011 Company Performance vs. MIP Goals.    For fiscal year 2011, the Company earned Diluted EPS from continuing operations of $1.82 (which included after-tax debt extinguishment costs of $0.05 per diluted share), which was below the threshold level, resulting in no payments with respect to the 70 percent of an executive's bonus tied to Company performance.

        Fiscal Year 2011 Individual Performance vs. MIP Goals.    During fiscal year 2011, with respect to the 30 percent of an executive's bonus that is tied to individual performance, the Compensation Committee approved, based upon its qualitative review of individual performance and the recommendation of the Chief Executive Officer, payouts at 100 percent of target regarding the individual performance component of cash incentives for Mr. Davidson, 95 percent of target for Mr. Srinivasan, and 89 percent of target for Mr. Lerner. The Chief Operating Officer and President approved, based upon his qualitative review of individual performance, a payout at 149 percent of target for Mr. Mooberry.

        Fiscal Year 2011 MIP Payouts.    Due to the failure to achieve threshold performance on the Diluted EPS goal, MIP payouts were only earned based on each executive's performance against the previously discussed individual performance metrics. Therefore, actual MIP payouts are substantially below target levels. Company and individual performance target and actual MIP incentive amounts for each named executive officer for fiscal year 2011 were as follows:

	Target		Actual		Actual as a Percent of Target
Officer	Company	Individual	Company	Individual	Company	Individual
Neil Davidson	$126,000	$54,000	$0	$54,000	0%	100%
Ramesh Srinivasan	$204,750	$87,750	$0	$83,000	0%	94.6%
Mark Lerner	$117,600	$50,400	$0	$45,000	0%	89.3%
Derik Mooberry	$48,668	$20,857	$0	$31,000	0%	148.6%

        In addition, Mr. Davidson and Mr. Caller were awarded cash bonuses of $100,000 and $50,000 in fiscal year 2011. Mr. Davidson's bonus, per the terms of the Davidson Agreement, was based on the determination by the Chief Executive Officer and the Board of Directors that he achieved a successful transition into the role of Chief Financial Officer, that substantially all of Mr. Davidson's personal objectives under the MIP were satisfied, that Mr. Davidson regularly communicated with the Audit Committee regarding the status of his transition and other information considered by the Board. Mr. Caller's bonus, per the terms of his separation and services agreement (the "Caller Services Agreement"), was paid in lieu of any further eligibility under the MIP.

        In addition to his participation in the MIP, Mr. Mooberry is also compensated with sales commissions. In fiscal year 2011, Mr. Mooberry earned $290,418 in commissions.

        Haddrill Annual Cash Incentive Program.    Mr. Haddrill was provided separate incentives in his employment agreement and subsequent amendments. In determining the cash incentive compensation opportunities under Mr. Haddrill's employment agreement, the Committee decided to provide Mr. Haddrill with cash incentives tied to the achievement of specific strategic initiatives established by the Board as well as cash incentives tied to the Company's Diluted EPS performance.

        The Committee believes that incentive compensation for the Chief Executive Officer tied to strategic initiatives, rather than annual financial performance goals, will better align Mr. Haddrill's interests with the long-term interests of stockholders as the Committee believes that the Company's intermediate and longer-term goals are best achieved by focused and effective execution of existing strategies and projects. In setting the performance criteria for these strategic initiative bonuses, the Committee's intent was for these criteria to be challenging and achievable, but not guaranteed.

        For fiscal year 2011, Mr. Haddrill was eligible to earn a bonus payout of up to $2,000,000 based on the following: (a) 60 percent related to development and implementation of reorganization plans and implementation of chief operating officer transition plans, and (b) 40 percent related to (i) development, implementation, and execution of games and systems product plans, and (ii) continued development of industry partnerships, including investments and acquisitions.

        For fiscal year 2011, the Company awarded a cash bonus to Mr. Haddrill of $1,400,000. Mr. Haddrill's bonus reflects the 70 percent achievement of successful reorganization plans covering games and systems organizational management, the promotion and transition of Ramesh Srinivasan to President and Chief Operating Officer and product development plans and execution on new product offerings during fiscal year 2011. Pursuant to the terms of Mr. Haddrill's employment agreement (as amended, the "Haddrill Agreement"), Mr. Haddrill's bonus will be deferred until the first business day of the first taxable year in which Mr. Haddrill is not subject to Section 162(m) of the Code. Mr. Haddrill is still eligible to earn the remainder of the cash bonus in the event that the Board of Directors determines that he meets the remaining strategic initiatives by December 31, 2011.

        In addition to the foregoing, Mr. Haddrill was eligible to earn a bonus ranging in value from $1,000,000 to $3,500,000, based upon the Company's achievement of cumulative diluted EPS targets established by the Board with respect to the Company's combined fiscal year 2010-2011 period. This bonus was not earned because the Company did not achieve the applicable EPS targets.

        Long-Term Incentives.    The Company's long-term incentive program is the component of executive compensation that is most aligned with the long-term interests of stockholders. A significant portion of the Named Executive Officers' target compensation is in the form of long-term incentives. Long-term incentive compensation enables the Company to motivate leaders and key employees through the use of stock options, which only have value if the stock price appreciates, as well as encourage them to provide long-term service to the Company through the use of restricted stock and RSUs, which only have value if the participant remains employed with the Company through the service period and whose value is dependent on the Company's stock price. These long-term incentives are generally granted under the 2010 Long-Term Incentive Plan (the "2010 LTIP").

        In determining whether to award long term incentives to executives, the Compensation Committee performs an annual review process which includes consideration of factors such as the Company's overall performance, duties and/or responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, prior levels of total compensation, the number and mix of each executive's outstanding equity-based awards, and the desired emphasis on retention and motivation. However, there is no specific weighting applied to any one factor in determining the level of equity-based awards or the mix between stock options, restricted stock and RSUs. Instead, the process ultimately relies on a holistic and qualitative assessment of the facts and the exercise of the Compensation Committee's judgment.

        During fiscal year 2011, the Company granted the following equity-based awards to the named executive officers:

		Number of Shares
Officer	Grant Date	Awards	Options	Vesting Period	Reason
Richard Haddrill	12/22/2010	96,602	—	15,094 shares for four quarters beginning on 2/15/2011 and 36,226 shares on 7/1/2012	Amendment to employment agreement
Neil Davidson	8/12/2010	14,000	—	4,667 shares on 8/12/2012 and 08/12/2014 and 4,666 shares on 8/12/2013	Per employment agreement upon promotion to Chief Financial Officer
	8/12/2010	—	30,000	9,999 shares on 8/12/2012 and 8/12/2013 and 10,002 shares on 8/12/2014	Per employment agreement upon promotion to Chief Financial Officer
Ramesh Srinivasan	4/6/2011	18,000	—	4,500 shares on 4/6/2012, 4/6/2013, 4/6/2014 and 4/6/2015	Per employment agreement upon promotion to President and Chief Operating Officer
	4/6/2011	—	36,000	9,000 shares on 4/6/2012, 4/6/2013, 4/6/2014 and 4/6/2015	Per employment agreement upon promotion to President and Chief Operating Officer
Mark Lerner	2/10/2011	3,000	—	1,000 shares on 2/10/2012, 2/10/2013 and 2/10/2014	Annual award based on CEO recommendation and Compensation Committee determination
	2/10/2011	—	4,000	1,333 shares on 2/10/2012 and 2/10/2013 and 1,334 shares on 2/10/2014	Annual award based on CEO recommendation and Compensation Committee determination
Derik Mooberry(1)	8/16/2010	—	7,500	3,750 shares on 8/16/2012 and 1,875 shares on 8/16/2013 and 8/16/2014	Annual award based on CEO recommendation and Compensation Committee determination
	2/10/2011	3,000	—	750 shares on 2/10/2012, 2/10/2013, 2/10/2014 and 2/10/2015	Annual award based on CEO recommendation and Compensation Committee determination
	4/1/2011	4,000	—	1,000 shares on 4/1/2012, 4/1/2013, 4/1/2014 and 4/1/2015	Promotion to Senior Vice President of Products and Operations
	4/1/2011	—	4,000	1,000 shares on 4/1/2012, 4/1/2013, 4/1/2014 and 4/1/2015	Promotion to Senior Vice President of Products and Operations

(1)
The annual grant for Mr. Mooberry was split into two parts on August 16, 2010 and February 10, 2011.

        Other Executive Benefits, including Perquisites and Retirement Benefits.    The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling minimum service periods. These benefits include, among other things, vacation, health and welfare benefits, and participation in the Company's Employee Stock Purchase Plan and 401(k) Savings Plan. Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of biennial physical exams and President's Club travel for the executive and family. President's Club is an annual sales award program that includes recognition at a meeting for the highest achieving sales personnel for the year; our business unit leaders participate in these events to provide the recognition.

        These benefits are intended to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates. The Committee believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. Additional information regarding the specific amounts of these types of benefits paid to the Named

Executive Officers is included in the "All Other Compensation" column and the accompanying footnotes in the Summary Compensation Table below.

Equity Grant Policy

        Executives receive long-term equity awards pursuant to the terms of the 2010 LTIP, which was approved by the Company's stockholders. Awards are also granted outside of the 2010 LTIP to the extent those grants are permitted by the rules of the NYSE. The Board of Directors, or as delegated to the Compensation Committee, administers the 2010 LTIP and establishes the rules for all awards granted under the Plan, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives, and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. Pursuant to the terms of the 2010 LTIP, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors. The Chief Executive Officer has been delegated limited authority to make equity grants to non-direct reports of the Chief Executive Officer throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees.

        The exercise price of stock option grants are set at 100 percent of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants or such later date as established by the Board of Directors or Compensation Committee at the time of grant, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company has entered into employment agreements with certain Named Executive Officers. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of the Named Executive Officer at his prior place of employment, in the case of new hires. The specifics of these arrangements are described in detail below under "Employment Agreements with Named Executive Officers."

        Payments Due Upon Termination or a Change in Control.    Under the terms of our equity-based compensation plans and our employment agreements, the Chief Executive Officer and the other Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail below under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2011."

        In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with the Named Executive Officer. As part of these negotiations, the

Compensation Committee analyzed the terms of arrangements for comparable executives employed by companies in the gaming and leisure industries.

        At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring or retaining the individual. The Compensation Committee believes that these arrangements can play a significant role in attracting and retaining key executive officers by providing security to the executive and leadership continuity to the Company.

        The 2010 LTIP currently provides for the accelerated vesting of equity awards in the event of a change in control and subsequent termination of employment without Cause or for Good Reason (each as defined under "Executive Compensation—Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Long-Term Incentives—Definitions") within twelve months after the change of control. In addition, certain employment agreements as well as certain forms of equity agreements provide for accelerated vesting of equity-based awards upon either a change in control or a change in control followed by certain terminations of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of equity-based awards in the event of a change in control is generally appropriate because in some change in control situations equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, the Company relies primarily on long-term incentive awards to provide the named executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.

Stock Ownership Guidelines and Hedging Policies

        The Board believes that the Chief Executive Officer and employees reporting directly to the Chief Executive Officer should be stockholders and maintain significant holdings of Company common stock. The Board believes that ownership guidelines for the Chief Executive Officer and all employees reporting directly to him provide appropriate and beneficial additional motivation to act in the long-term best interests of stockholders. For these reasons, in October 2010, the Board adopted a policy requiring certain levels of stock ownership by the Chief Executive Officer and employees reporting directly to him including:

  •
  The Chief Executive Officer is required to acquire and hold common stock with a market value equal to three times his base salary.

  •
  Certain of the direct reports, including the Chief Financial Officer and the President and Chief Operating Officer are required to acquire and hold common stock with a market value equal to their respective base salaries.

  •
  All other direct reports are required to acquire and hold common stock with a market value equal to one-half their respective base salaries.

        Unless determined otherwise by the Board, the requisite ownership level is not adjusted for changes in stock value or base salary. Compliance with the requirements will be evaluated annually by the Nominating and Corporate Governance Committee. As of June 30, 2011, all executives are in compliance with the ownership guidelines except for Mr. Davidson who, under the policy must therefore retain at least 20 percent of any net shares acquired upon vesting of a restricted stock or other equity award or exercise of stock options until the requisite ownership level is achieved.

        The policy also imposes restrictions on equity-based awards made to an employee subject to the policy unless and until the recipient has reached the requisite ownership level. Specifically, upon vesting of a restricted stock or other equity-based award or exercise of a stock option, and after the payment of the taxes due, each employee subject to the guidelines must retain at least 20 percent of the net shares until the requisite ownership level is achieved. Once the applicable requisite ownership level has been achieved, the shares must be retained until the employee is no longer subject to the policy. Failure to attain the applicable requisite ownership level may result in a reduction of future equity-based awards in the form of stock. If at any time the number of shares owned drops below the requisite ownership level, the retention requirements regarding equity grants will be reinstituted until that employee satisfies the applicable requisite ownership level based on the employee's then-current base salary. The Board has discretion to grant relief from the policy in cases of severe hardship.

        The Company has adopted, as part of its insider trading policy, a prohibition on speculative transactions in the Company's securities where officers, directors and other insiders are prohibited from:

  •
  short-term trading (selling Company securities within six months of a purchase);

  •
  short sales; and

  •
  trading in publicly traded options or other derivatives such as puts or calls and hedging transactions.

        The policy also cautions against pledging Company securities as collateral or including Company securities in a margin account.

Recoupment Policy

        Under Section 304 of the Sarbanes Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period. The Company currently plans to amend the recoupment policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules have been implemented.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        Accounting Impact.    When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of equity-based awards result in an accounting charge for the Company equal to the grant date fair value of those securities.

        Tax Impact.    Section 162(m) of the Code does not permit publicly traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and the other named executive officers (other than the Chief Financial Officer) to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The 2010 LTIP is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation not subject to the $1.0 million limitation. Awards of restricted stock or RSUs made under the 2010 LTIP may or may not qualify as performance-based compensation. The restricted stock issued to Messrs. Haddrill, Davidson, Srinivasan, Lerner, and Mooberry during fiscal year 2011 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore, if any of the named executive officers' total compensation exceeds the $1.0 million limit, the restricted stock is issued to such officer may not be deductible for income tax purposes. The Company performance component of the MIP cash incentive program for fiscal year 2011 is designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code; however, the individual performance component of the MIP cash incentive program for fiscal year 2011 is not designed to provide bonus payments that would qualify as performance-based compensation, nor would any guaranteed bonus payments qualify as performance-based compensation. In addition, discretionary bonuses do not qualify as performance-based compensation as defined in Section 162(m) of the Code.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the named executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended June 30, 2011.

Respectfully submitted,
COMPENSATION COMMITTEE
David Robbins, Chair Jacques André Robert Guido Kevin L. Verner

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer, an individual who served as Chief Financial Officer for a portion of fiscal year 2011, and the three other most highly compensated executive officers who were serving as executive officers as of June 30, 2011 (collectively, the "Named Executive Officers") in respect of fiscal years set forth below.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)(3)	Total ($)
Richard Haddrill	2011	998,000		—		4,058,250	—		1,400,000	(4)	21,514	6,477,764
Chief Executive Officer	2010	998,000		—		1,636,731	—		—		20,142	2,654,873
	2009	998,000		—		1,537,805	464,805	(5)	—		9,729	3,010,339
Neil Davidson	2011	291,539		100,000	(6)	436,520	444,888		54,000		11,951	1,338,898
Senior Vice President, Chief
Financial Officer and Treasurer
Ramesh Srinivasan	2011	469,616		—		678,240	632,192		83,000		—	1,863,048
President and	2010	382,692		40,000	(7)	531,750	—		167,280		10,821	1,132,543
Chief Operating Officer	2009	327,788		—		510,789	392,008		148,050		3,054	1,381,689
Mark Lerner	2011	273,846		—		117,630	72,506		45,000		6,881	515,863
Senior Vice President,	2010	270,000		25,000	(8)	85,080	122,551		112,914		11,404	626,949
General Counsel and	2009	262,731		—		19,968	104,553		114,210		7,887	509,349
Secretary
Derik Mooberry	2011	518,014	(9)	—		270,430	184,395		31,000		8,400	1,012,239
Senior Vice President
Products and Operations
Robert Caller	2011	216,654		50,000	(10)	—	—		—		20,334	286,988
Former Chief Financial Officer	2010	365,000		—		99,965	—		152,643		12,094	629,702
	2009	357,596		—		124,991	—		154,395		13,292	650,274

(1)
Amounts shown reflect the value of stock and option awards made during the applicable fiscal year based upon the aggregate grant date fair value of such awards, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(2)
Represents annual incentive award earned for performance during fiscal years 2011, 2010 and 2009 under the MIP, as applicable, except with respect to Mr. Haddrill (the Haddrill Agreement does not contemplate Mr. Haddrill's participation in the MIP).

(3)
Individual breakdowns of amounts set forth in "All Other Compensation" are as follows:

Name	Fiscal Year	Company Matching Contributions to 401(k) Plan ($)	Company Covered President's Club Travel ($)	ESPP, Medical and Other Expenses ($)	Total All Other Compensation ($)
Richard Haddrill	2011	7,074	14,440	—	21,514
	2010	7,350	10,413	2,379	20,142
	2009	7,350	—	2,379	9,729
Neil Davidson	2011	7,824	—	4,127	11,951
Ramesh Srinivasan	2011	—	—	—	—
	2010	—	10,821	—	10,821
	2009	—	—	3,054	3,054
Mark Lerner	2011	6,664	—	217	6,881
	2010	7,039	—	4,365	11,404
	2009	7,887	—	—	7,887
Derik Mooberry	2011	8,300	—	100	8,400
Robert Caller	2011	5,129	12,680	2,525	20,334
	2010	7,139	—	4,955	12,094
	2009	7,212	—	6,080	13,292
(4)
Represents fiscal year 2011 cash bonus for the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011, as discussed in detail above in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program." Per the terms of the Haddrill Agreement, this amount is deferred until the first business day of the first taxable year in which he is no longer subject to Section 162(m) of the Code.

(5)
On May 13, 2009, the Company amended the terms of certain outstanding options previously granted to certain members of the Board of Directors, including Mr. Richard Haddrill, to extend the expiration date thereof, subject to certain restrictions. The options were originally granted on January 8, 2004 for the purchase of 195,000 shares of Company common stock at an exercise price of $24.65 per share. Pursuant to the amendments, and subject to certain exceptions, any unexercised portion of a grant will now expire on July 8, 2013. The fair value of the amendment to the option awards in fiscal 2009, computed in accordance with FASB ASC Topic 718, was $99,448 and such amount is included in the value reflected in the table.

(6)
Represents fiscal year 2011 one-time additional cash bonus payable under the Davidson Agreement, as discussed in greater detail above in "Compensation Discussion and Analysis—Individual Named Executive Officer Compensation—Fiscal Year 2011 MIP Payouts."

(7)
Represents fiscal year 2010 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs" in our proxy statement for the 2010 Annual Meeting filed with the SEC on October 22, 2010.

(8)
Represents fiscal year 2010 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs" in our proxy statement for the 2010 Annual Meeting filed with the SEC on October 22, 2010.

(9)
Includes $290,418 for commissions earned during fiscal year 2011.

(10)
Represents a one-time payment in respect of fiscal year 2011 pursuant to the terms of the Caller Services Agreement in lieu of any further eligibility under the MIP.

Grants of Plan-Based Awards

        The following table sets forth information concerning awards of stock options, RSUs, restricted stock and incentive opportunities made to each of the Named Executive Officers during the fiscal year ended June 30, 2011.

						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					All Other Option Awards: Number of Securities Underlying Options(2) (#)		Grant Date Fair Value of Stock and Option Awards(4) ($)
								Exercise or Base Price of Option Awards(3) ($/Share)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard Haddrill		—	—	2,000,000	(5)	—	—	—	—
	12/22/2010	—	—	—		96,602	—	—	4,058,250
Neil Davidson		54,000	180,000	306,000		—	—	—	—
	8/12/2010	—	—	—		14,000	—	—	436,520
	8/12/2010	—	—	—		—	30,000	31.18	444,888
Ramesh Srinivasan		87,750	292,500	497,250		—	—	—	—
	4/6/2011	—	—	—		18,000	—	—	678,240
	4/6/2011	—	—	—		—	36,000	37.68	632,192
Mark Lerner		50,400	168,000	285,600		—	—	—	—
	2/10/2011	—	—	—		3,000	—	—	117,630
	2/10/2011	—	—	—		—	4,000	39.21	72,506
Derik Mooberry		20,856	69,525	118,193		—	—	—	—
	8/16/2010	—	—	—		—	7,500	32.62	113,237
	2/10/2011	—	—	—		3,000	—	—	117,630
	4/11/2011	—	—	—		4,000	—	—	152,800
	4/11/2011	—	—	—		—	4,000	38.20	71,158

(1)
For each of the Named Executive Officers other than Mr. Haddrill, represents cash incentive opportunities under the MIP. See footnote (5) for Mr. Haddrill's reported amount.

(2)
All shares were issued under the 2010 LTIP.

(3)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date, except with respect to Mr. Srinivasan's grant received on April 6, 2011, for which the exercise price reflects the closing price for a share of the Company's common stock on April 7, 2011.

(4)
Represents the grant date fair value of equity awarded, determined in accordance with FASB ASC Topic 718, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 12, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(5)
As discussed in detail above in "Compensation Discussion and Analysis—Haddrill Annual Cash Incentive Program," for fiscal year 2011, Mr. Haddrill was eligible to earn a bonus payout of up to $2,000,000 based on the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011.

Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table

  Long-Term Incentives

        Stock Options.    Generally, each stock option granted under the 2010 LTIP entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Stock options granted as part of a long-term incentive award generally vest over three to five years. Prior to October 29, 2007, each granted stock option generally expired after ten years. On October 29, 2007, the Board considered the accounting expense of a ten-year exercisable option relative to the accounting expense of a seven-year exercisable option. The Board concluded that the value of an option that expired after seven years, as perceived by a recipient, would not be materially different than if the recipient had received an option which expires after ten years. Accordingly, the Board determined that the standard form of an option award would thereafter provide for expiration after seven years. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Unvested stock options will vest upon a normal retirement (termination of employment by recipient after he or she attains age 65);

  •
  Unvested stock options will vest upon becoming "Permanently Disabled";

  •
  Unvested stock options granted prior to the effectiveness of an amendment to a prior version of the 2010 LTIP on August 8, 2006 (the "Plan Amendment") will vest upon a change in control in which all of the Company's outstanding stock is exchanged (the Plan Amendment eliminated single-trigger acceleration of vesting upon a change in control);

  •
  Unvested stock options granted after the Plan Amendment will vest upon a change in control if the recipient is terminated without "Cause" or by the recipient for "Good Reason" within twelve months of the change in control;

  •
  Vested stock options remain exercisable for ten days after termination for Cause;

  •
  Vested stock options remain exercisable for two years upon death; and

  •
  Vested stock options remain exercisable for 60 days (or three months in the case of incentive stock options) after termination if the individual is terminated for any reason other than for Cause or upon death.

        Restricted Stock and RSUs.    A grant of restricted stock is an award of common stock where the vesting thereof is subject to certain restrictions established by the Board of Directors or the Compensation Committee. RSUs represent a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock and RSUs are generally as follows:

  •
  Immediate vesting and settlement occurs in the event of normal retirement or Permanent Disability;

  •
  Immediate vesting and settlement occurs in the event of a change in control for awards granted after the effectiveness of the Plan Amendment if a recipient is subsequently terminated without Cause or by the recipient for Good Reason within twelve months of the change in control; and

  •
  Forfeiture of the award upon termination of employment or upon death to the extent the award's restrictions have not lapsed.

        Definitions.    For purposes of the 2010 LTIP:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

Employment Agreements with Named Executive Officers

        The following discussion is a brief summary of certain provisions of the employment agreements with certain of the Named Executive Officers. Provisions providing for severance and change in control payments are described below under "—Potential Payments upon Termination or Change in Control at Fiscal Year 2011."

        Haddrill Agreement.    On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill, effective as of October 1, 2004. Mr. Haddrill's original employment agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, a number of RSUs having a value equal to $6.5 million and other benefits, and required Mr. Haddrill to purchase $1.0 million of Company common stock in the open market using his personal funds. The Haddrill Agreement includes customary non-compete, non-solicitation, confidentiality and non-disparagement covenants.

        Mr.Haddrill's original employment agreement has been amended a total of eight times, as follows:

  •
  on December 22, 2004, to provide for, among other things, a grant of an additional 300,000 stock options and a number of RSUs having a value equal to $1.9 million;

  •
  on June 13, 2005, to document the terms and conditions of the acceleration of certain stock options, which was approved by the Board of Directors on June 13, 2005, as well as to conform the terms of Mr. Haddrill's RSUs to Section 409A of the Code;

  •
  on June 21, 2006, to extend Mr. Haddrill's term of employment from October 1, 2007 to January 1, 2009, to increase Mr. Haddrill's salary beginning July 1, 2006 to $998,000 and provide for a grant of 200,000 stock options and a number of shares of restricted stock having a value equal to $1.4 million;

  •
  on February 13, 2008, to provide for automatic renewal for an indefinite number of one-year periods unless either party gives written notice of termination at least ninety days prior to the expiration of the then-current term and to provide for a grant of 50,000 stock options and a number of RSUs having a value equal to $1.0 million;

  •
  on October 22, 2008, to provide that Mr. Haddrill's salary would remain at $998,000 through December 31, 2010, and thereafter be reduced to $375,000 and to provide for a grant of 50,000 stock options and a number of RSUs having a value equal to $1.7 million;

  •
  on December 30, 2008, to make certain technical changes to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder;

  •
  on August 10, 2009, to provide that Mr. Haddrill (i) would continue to received his then-current base salary of $998,000 through December 31, 2012; (ii) would be entitled to a lump sum cash payment of $2,500,000 upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2010, as determined by the Board of Directors, in its sole discretion, or (b) a Change of Control (as defined in the Haddrill Agreement) occurring on or before December 31, 2010; (iii) would be entitled to a cash bonus, if earned, ranging in value from $1,000,000 to $3,500,000, based upon the Company's achievement of cumulative Diluted EPS targets established by the Board of Directors with respect to the Company's combined fiscal year 2010-2011 period; (iv) would receive a grant of a number of RSUs having a value equal to $1.5 million; and (v) is prohibited from entering into business arrangements with specific competitors for a period of four years from the later of December 31, 2012 or his termination, or from engaging in activities that compete with the Company for one year from the later of December 31, 2012 or his termination, regardless of the reason for termination; and

  •
  on December 22, 2010, to provide that Mr. Haddrill (i) would continue to receive his then-current base salary of $998,000 through December 2013; (ii) would be entitled to a lump sum cash payment of up to $2,000,000 upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2011, as determined by the Board of Directors, at its sole discretion, or (b) a Change of Control occurring on or before December 31, 2011; (iii) would be entitled to a lump sum cash payment of up to $3,000,000 upon the first to occur of: (a) the achievement of certain strategic initiatives established by the Board of Directors on or before December 31, 2012, as determined by Board of Directors, in its sole discretion, or (b) a Change of Control occurring on or before December 31, 2012; (iv) would be entitled to a cash bonus with a target value of $500,000, based upon the Company's achievement of threshold Diluted EPS targets established by the Board of Directors with respect to the Company's fiscal year 2013; and (v) would receive a grant of a number of RSUs having a value equal to $4.0 million.

        Davidson Employment Agreement.    On August 12, 2010, the Company entered into the Davidson Agreement. The Davidson Agreement provides for a salary of $300,000 and participation in the MIP with a target performance bonus in the amount of 60 percent of his base salary as well as the Company's employee benefit programs. Under the Davidson Agreement Mr. Davidson also received a grant of 30,000 stock options and 14,000 shares of restricted stock. Mr. Davidson was also eligible to earn, and did earn, a one-time cash bonus of up to $100,000 under the Davidson Agreement, payable within 75 days following the end of the Company's fiscal year 2011, as discussed in greater detail above in "Compensation Discussion and Analysis—Individual Named Executive Officer Compensation—Fiscal Year 2011 MIP Payouts." The Davidson Agreement includes customary non-compete, non-solicitation, confidentiality and non-disparagement covenants.

        Srinivasan Employment Agreement.    On May 23, 2011, the Company entered into the Srinivasan Agreement. The Srinivasan Agreement provides for a salary of $600,000 and participation in the MIP as well the Company's employee benefit programs. Mr. Srinivasan's bonus under the MIP will be earned based upon (i) objectives established by the Board of Directors each year based on earnings per share performance or such other objective measure determined by the Compensation Committee and (ii) personal objectives established by the Compensation Committee. Effective July 1, 2011, the company performance portion of the MIP entitled Mr. Srinivasan to receive up to 200 percent of his base salary for maximum performance, 100 percent of base salary at target performance and 60 percent of his base salary at the threshold performance. Mr. Srinivasan also received a grant of 36,000 stock options and 18,000 shares of restricted stock. The Company may not materially reduce the foregoing benefits unless Mr. Srinivasan consents, an equitable substitute or alternative benefit is provided or the reduction is part of an across-the-board benefit reduction similarly affecting the Company's other senior executives. The Srinivasan Agreement includes customary non-compete, non-solicitation, confidentiality and non-disparagement covenants.

        The Srinivasan Agreement replaced an agreement entered into between the Company and Mr. Srinivasan on March 9, 2005, which provided for an initial salary of $250,000 and participation in the MIP as well as the Company's employee benefit programs. Under the prior agreement, Mr. Srinivasan also received a grant of 300,000 stock options and 20,000 shares of restricted stock. The Compensation Committee increased Mr. Srinivasan's salary under the prior agreement to $350,000 on October 1, 2008, to $400,000 on October 19, 2009, and $450,000 on September 1, 2010.

        Lerner Employment Agreement.    On August 15, 2000, the Company entered into an employment agreement with Mr. Lerner. Mr. Lerner's agreement provided for an initial minimum salary of $220,000 and participation in the MIP as well as the Company's employee benefit programs. The Compensation Committee increased Mr. Lerner's salary under the agreement to $270,000 on October 1, 2008 and to $280,000 on January 24, 2011.

        Caller Services Agreement.    On August 12, 2010, the Company entered into the Caller Services Agreement in connection with his retirement as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Pursuant to the Caller Services Agreement, Mr. Caller provided certain services to the Company as a full-time employee through August 31, 2010, at which time his full-time employment ended. Thereafter, for a period of two years, Mr. Caller shall provide services to the Company as a part-time employee, as more specifically set forth in the Caller Services Agreement, for compensation of $175,000 for the first year of his part-time employment and $100,000 for the second year. In lieu of any further eligibility under the MIP Mr. Caller received a gross lump sum cash payment of $50,000 on or before September 30, 2010.

        Mr. Caller's issued and outstanding stock options and awards that had not vested will continue to vest and shall become exercisable until the termination of the Caller Services Agreement, at which time all then unvested stock options and RSUs, if any, shall terminate, and all then vested stock options will remain exercisable for an additional period of one year (or such longer period set forth in the applicable equity incentive plan), at which time such vested stock options will terminate, all as further provided in the award agreements entered into between the Company and Mr. Caller.

        The Caller Services Agreement includes customary non-compete, non-solicitation, confidentiality and non-disparagement covenants as well as a general release of claims by Mr. Caller.

Outstanding Equity Awards at Fiscal Year 2011

        The following table sets forth the outstanding equity awards held by the Named Executive Officers as of June 30, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Richard Haddrill	195,000	—		$24.65	7/8/2013	—		—
	315,000	—		17.16	6/30/2014	—		—
	95,000	—		17.16	10/27/2014	—		—
	50,000	—		41.60	2/22/2015	—		—
	50,000	—		23.04	10/17/2015	—		—
	—	—		—	—	66,414	(2)	2,701,722
Neil Davidson	4,000	2,000	(3)	$32.62	4/14/2015	—		—
	3,750	3,750	(4)	20.32	10/14/2015	—		—
	5,000	—		14.99	2/21/2016	—		—
	—	6,000	(5)	42.54	10/16/2016	—		—
	5,500	—		19.47	10/25/2016	—		—
	2,500	—		23.47	3/8/2017	—		—
	—	30,000	(6)	31.18	8/12/2017	—		—
	—	—		—	—	2,000	(7)	81,360
	—	—		—	—	14,000	(8)	569,520
Ramesh Srinivasan	135,000	—		$11.30	3/9/2015	—		—
	20,000	—		23.04	10/17/2015	—		—
	—	36,000	(9)	37.68	4/6/2018	—		—
	—	—		—	—	2,500	(10)	101,700
	—	—		—	—	18,000	(11)	732,240
Mark Lerner	5,000	5,000	(12)	$23.04	10/17/2015	—		—
	—	6,000	(13)	42.54	10/16/2016	—		—
	3,750	—		19.47	10/25/2016	—		—
	—	4,000	(14)	39.21	2/10/2018	—		—
	—	—		—	—	2,000	(15)	81,360
	—	—		—	—	3,000	(16)	122,040
Derik Mooberry	2,000	—		$12.07	8/24/2015	—		—
	5,000	5,000	(17)	20.32	10/14/2015	—		—
	1,750	5,250	(18)	34.61	7/21/2016	—		—
	6,000	—		19.47	10/25/2016	—		—
	12,000	—		22.02	2/26/2017	—		—
	—	7,500	(19)	32.62	8/16/2017	—		—
	—	4,000	(20)	38.20	4/1/2018	—		—
	—	—		—	—	2,500	(21)	101,700
	—	—		—	—	2,000	(22)	81,360
	—	—		—	—	5,000	(23)	203,400
	—	—		—	—	3,000	(24)	122,040
	—	—		—	—	4,000	(25)	162,720
Robert Caller	100,000	—		$16.99	4/3/2016	—		—
	—	—		—	—	2,543	(26)	103,449

(1)
Calculated based on the closing price of a share of Company common stock of $40.68 on June 30, 2011.

(2)
Restricted stock vests as to 15,094 shares on August 15, 2011, 15,094 shares on November 15, 2011 and 36,226 shares on July 1, 2012.

(3)
Stock options vest and become exercisable as to 2,000 shares on April 12, 2012.

(4)
Stock options vest and become exercisable in equal installments of 1,875 shares on October 14, 2011 and October 14, 2012.

(5)
Stock options vest and become exercisable as to 3,000 shares on October 16, 2011 and equal installments of 1,500 shares on October 16, 2012 and October 16, 2013.

(6)
Stock options vest and become exercisable in equal installments of 9,999 shares on August 12, 2012 and August 12, 2013 and as to 10,002 shares on August 12, 2014.

(7)
Restricted stock vests as to 1,000 shares on October 16, 2011 and equal installments of 500 shares on October 16, 2012 and October 16, 2013.

(8)
Restricted stock vests as to 4,667 shares on August 12, 2012, 4,666 shares on August 12, 2013, and 4,667 shares on August 12, 2014.

(9)
Stock options vest and become exercisable in equal installments of 9,000 shares on April 6, 2012, April 6, 2013, April 6, 2014 and April 6, 2015.

(10)
Restricted stock vests in its entirety on December 13, 2011.

(11)
Restricted stock vests in equal installments of 4,500 shares on April 6, 2012, April 6, 2013, April 6, 2014 and April 6, 2015.

(12)
Stock options vest and become exercisable in equal installments of 2,500 shares on October 17, 2011 and October 17, 2012.

(13)
Stock options vest and become exercisable as to 3,000 shares on October 16, 2011 and equal installments of 1,500 shares on October 16, 2012 and October 16, 2013.

(14)
Stock options vest and become exercisable as to equal installments of 1,333 shares on February 10, 2012 and February 10, 2013 and as to 1,334 shares on February 10, 2014.

(15)
Restricted stock vests as to 1,000 shares on October 16, 2011 and equal installments of 500 shares on October 16, 2012 and October 16, 2013.

(16)
Restricted stock vests in equal installments of 1,000 shares on February 10, 2012, February 10, 2013 and February 10, 2014.

(17)
Stock options vest and become exercisable as to equal installments of 2,500 shares on October 14, 2011 and October 14, 2012.

(18)
Stock options vest and become exercisable as to equal installments of 1,750 shares on July 21, 2011, July 21, 2012 and July 21, 2013.

(19)
Stock options vest and become exercisable as to 3,750 shares on August 16, 2012 and equal installments of 1,875 shares on August 16, 2013 and August 16, 2014.

(20)
Stock options vest and become exercisable as to equal installments of 1,000 shares on April 1, 2012, April 1, 2013, April 1, 2014 and April 1, 2015.

(21)
Restricted stock vests in its entirety on December 13, 2011.

(22)
Restricted stock vests in its entirety on April 14, 2012.

(23)
Restricted stock vests as to 1,666 shares on July 21, 2011 and equal installments of 1,667 shares on July 21, 2012 and July 21, 2013.

(24)
Restricted stock vests in equal installments of 750 shares on February 10, 2012, February 10, 2013, February 10, 2014 and February 10, 2015.

(25)
Restricted stock vests in equal installments of 1,000 shares on April 1, 2012, April 1, 2013, April 1, 2014 and April 1, 2015.

(26)
Restricted stock vests in its entirety on February 1, 2012.

Option Exercises and Stock Vested in Fiscal Year 2011

        The following table sets forth information concerning value realized by each of the Named Executive Officers upon the exercise of stock options and the vesting of stock awards during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard Haddrill	90,000	2,066,443	138,922	(1)	5,837,707
Neil Davidson	—	—	—		—
Ramesh Srinivasan	—	—	35,000	(2)	1,460,625
Mark Lerner	—	—	4,000	(3)	171,040
Derik Mooberry	—	—	4,500	(4)	182,325
Robert Caller	25,000	664,010	—		—

(1)
Represents 66,745 shares of restricted stock which vested on December 31, 2010, 41,989 shares of restricted stock which vested on January 1, 2011, 15,094 shares of restricted stock which vested on February 15, 2011, and 15,094 shares of restricted stock which vested on May 15, 2011.

(2)
Represents 2,500 shares of restricted stock which vested on December 13, 2010, 20,000 shares of restricted stock which vested on December 31, 2010 and 12,500 shares of restricted stock which vested on June 30, 2011.

(3)
Represents 2,000 shares of restricted stock which vested on December 13, 2010 and 2,000 shares of restricted stock which vested on December 31, 2010.

(4)
Represents 2,500 shares of restricted stock which vested on December 13, 2010 and 2,000 shares of restricted stock which vested on April 14, 2011.

Fiscal Year 2011 Non-Qualified Deferred Compensation

        The following table sets forth information regarding deferrals by the Named Executive Officers under Non-Qualified Deferred Compensation Plans during fiscal year 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard Haddrill(1)	$1,400,000	—	$4,423,022	—	$21,704,285	(2)
Neil Davidson	—	—	—	—	—
Ramesh Srinivasan	—	—	—	—	—
Mark Lerner	—	—	—	—	—
Derik Mooberry	—	—	—	—	—
Robert Caller	—	—	—	—	—

(1)
Deferrals made pursuant to the Haddrill Agreement, which requires mandatory deferral of bonuses and certain RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents balance of bonuses and RSUs required to be deferred. RSUs will be issued and bonuses will be paid on the first date payment is no longer subject to limits of section 162(m) of the Code.

Potential Payments upon Termination or Change in Control at Fiscal Year 2011

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company and/or upon a termination of the Named Executive Officer's employment on June 30, 2011, pursuant to the current terms of each Named Executive Officer's employment agreement, if applicable, and the 2010 LTIP. For purposes of this section, "CIC" shall mean a change in control of the Company. Unless specifically noted otherwise, all capitalized terms included in quotes are defined following the summary of the respective agreement. For purposes of the following tables, equity awards valued at the closing price of a share of Company stock of $40.68 as of June 30, 2011. The accelerated value of stock options represents the intrinsic value of stock options vesting at termination.

Post-employment Payments—Richard Haddrill

        The Haddrill Employment Agreement provides that if Mr. Haddrill's employment is terminated by the Company other than for "Cause" or by Mr. Haddrill for "Good Cause," Mr. Haddrill will receive severance pay in an amount equal to his base salary for a period of one year from the date of termination or until the expiration of the term of the Haddrill Agreement, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain a pro rata portion of equity-based awards issued pursuant to the Haddrill Agreement. The restrictions on the RSUs shall lapse and stock options shall vest as to a pro rata portion through the twelve-month period following the month in which the termination occurs. Mr. Haddrill will receive the standard benefits the Company makes available to similarly situated senior executives, including but not limited to 401(k) Plan participation and medical and hospital disability benefits, through December 31, 2013.

        Upon a "Change in Control," Mr. Haddrill will receive a payment of $1,996,000 and, if such Change of Control occurs on or before December 31, 2012 or before the achievement of certain strategic initiatives established by the Board of Directors for the 2012 Strategic Initiatives Bonus, he will be entitled to an additional payment equal to $3,000,000. Mr. Haddrill will retain all of the RSUs, restricted stock and stock options granted pursuant to the Haddrill Agreement, all of which will vest immediately upon the Change in Control. If Mr. Haddrill's employment is terminated due to death or disability, the Company will provide Mr. Haddrill or his estate an amount equal to his base salary and benefit continuation for a period of one year from the date of termination. Pursuant to the 2010 LTIP, if Mr. Haddrill is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full. If Mr. Haddrill is unable to discharge his duties for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve-month period as a result of illness or incapacity, Mr. Haddrill would be entitled only to severance.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or With Good Cause	CIC without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$998,000	$4,996,000	$4,996,000	$998,000	$998,000
Benefit Continuation(1)	0	37,500	0	37,500	37,500	37,500
Long-term Incentive
—Acceleration of Unvested Stock Options	0	0	0	0	0	0
—Acceleration of Unvested RS/RSUs	0	1,352,715	2,701,722	2,701,722	0	2,701,722

Total	$0	$2,388,215	$7,697,722	$7,735,222	$1,035,500	$3,737,222

(1)
Annual benefit continuation costs estimated at $15,000 per year.

        For purposes of the Haddrill Employment Agreement:

  •
  "Cause" means an act or acts or an omission to act by Mr. Haddrill involving: (i) willful and continual failure to substantially perform his duties with the Company (other than a failure resulting from Mr. Haddrill's incapacity due to physical or mental illness) and such failure continues for a period of thirty days after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the basis for the determination that Mr. Haddrill has failed to perform his duties; (ii) conviction of a felony other than a conviction not disclosable under the federal securities laws; (iii) breach of the Haddrill Agreement in any material respect and such breach is not susceptible to remedy or cure or has already materially damaged the Company, or such breach is susceptible to remedy or cure and no such damage has occurred and such breach is not cured or remedied reasonably promptly after Mr. Haddrill's receipt of written notice from the Company providing a reasonable description of the breach; (iv) Mr. Haddrill's failure to qualify (or having so qualified being thereafter disqualified) under a suitability or licensing requirement of any jurisdiction or regulatory authority that is material to the Company and to which Mr. Haddrill may be subject by reason of his position with the Company and its affiliates or subsidiaries; (v) the Company obtains from any source information with respect to Mr. Haddrill or the Haddrill Agreement that could reasonably be expected, in the reasonable written opinion of both the Company and its outside counsel, to jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority; or (vi) conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to Mr. Haddrill prior to such conduct and which has a material detriment to the Company and is not susceptible to remedy or cure by Mr. Haddrill.

  •
  "Change of Control" means (i) the acquisition, directly or indirectly, by any unaffiliated person, entity or group of beneficial ownership of more than 50 percent of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of (a) a reorganization, merger or consolidation of the Company, (b) a liquidation or dissolution of the Company or (c) a sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to any unaffiliated person, entity or group; or (iii) the individuals who as of the date of the Haddrill Agreement are members of the Board of Directors (together with any directors elected or nominated by a majority of such individuals) cease for any reason to constitute at least a majority of the members of the Board of Directors; except that any event or transaction which would be a "Change of Control" under (i) or (ii)(a) of this definition, shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50 percent of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Good Cause" means the occurrence of any one or more of the following events without the consent of Mr. Haddrill: (i) the assignment to Mr. Haddrill of any duties materially inconsistent with his duties and position as set forth in the Haddrill Agreement (including, without limitation, status, titles and reporting requirements), or any other action by the Company that results in a material diminution in such duties or position, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Mr. Haddrill; (ii) a reduction by the Company in Mr. Haddrill's base salary or participation in any other compensation plan, program, arrangement or benefit below that Mr. Haddrill is entitled to under the Haddrill Agreement; (iii) the Company's requiring Mr. Haddrill to be based anywhere other than the Las Vegas, Nevada area, except for reasonably required travel on business of the Company; or (iv) any material breach by the Company of any provision of the Haddrill Agreement and such breach continues for a period of thirty days after the Company's receipt of written notice from Mr. Haddrill providing a reasonable description of the material breach claimed by Mr. Haddrill.

Post-employment Payments—Neil Davidson

        If Mr. Davidson's employment is terminated without "Cause" or if he terminates his employment as a result of a "Diminution of Duties" occurring within one year following a "Change of Control," he shall continue to receive his salary for a period of one year immediately following such termination. If Mr. Davidson's employment is terminated without Cause or if he terminates his employment as a result of a Diminution of Duties, in either case, within one year following a Change of Control, then: (1) if such termination occurred on or before August 12, 2011, the installments of stock options and the restricted stock granted pursuant to the Davidson Agreement scheduled to vest on or before August 12, 2012 shall vest immediately and (2) if such termination occurs at any time after August 12, 2011, the installments of stock options and the restricted stock granted pursuant to the Davidson Agreement scheduled to vest within one year of the date of such termination shall vest immediately. Also, under either situation, for stock options granted on or after August 12, 2010, including the options granted pursuant to the Davidson Agreement, Mr. Davidson shall have one year from the date of the termination (or, if sooner, until the end of the existing contractual term of the applicable option) to exercise vested options. Stock options granted before the August 12, 2010 are governed by the terms of the 2010 LTIP. Specifically, pursuant to the 2010 LTIP, if Mr. Davidson is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options granted prior to August 12, 2010 will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if Mr. Davidson is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$300,000	$0	$300,000	$0	$0
Benefit Continuation	0	0	0	0	0	0
Long-term Incentive
—Acceleration of Unvested Stock Options	0	0	0	377,470	0	377,470
—Acceleration of Unvested RS/RSUs	0	0	0	650,880	0	650,880

Total	$0	$300,000	$0	$1,328,350	$0	$1,028,350

        For purposes of the Davidson Employment Agreement:

  •
  "Cause" means the following events leading to termination of employment as determined by the Company, upon reasonable investigation, in its judgment and discretion, as the case may be after: (i) a substantial act or omission which is dishonest or fraudulent against the Company, (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company, (iii) a substantial act or omission that constitutes willful misconduct in the performance of your job responsibilities or material failure to adhere to legal Company policies, (iv) any improper or illegal act, omission or pattern of conduct in the performance of your job responsibilities, which is not remedied by you within thirty (30) days of your receipt of written notice from the Company, (v) a breach of the Company's then-current corporation policies, procedures and rules, (vi) any material breach of this letter agreement by you, or (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

  •
  "Change of Control" means such circumstances which shall have been deemed to occur upon (i) the consummation of a tender for or purchase of more than 50 percent of the Company's capital stock by a third party, excluding the initial public offering by the Company of any class of its capital stock, (ii) a merger, consolidation or recapitalization of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50 percent of the voting securities of the surviving entity immediately after the transaction or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Company.

  •
  "Diminution of Duties" means any change in Mr. Davidson's title, job duties and responsibilities that materially alters or modifies his employment duties and responsibilities with the Company in any manner that results in a material diminution or reduction of his work duties and responsibilities that occurs following a Change of Control of the Company.

Post-employment Payments—Ramesh Srinivasan

        If Mr. Srinivasan's employment is terminated without "Cause" or if Mr. Srinivasan terminates his employment within 60 days of a "material diminution" of his duties Mr. Srinivasan would continue to receive his then current salary for a period of 18 months following termination. Mr. Srinivasan would also receive, on the date that is 12 months following the date of termination, a lump sum payment equal to 1.5 times the annual bonus under the MIP that Mr. Srinivasan would have earned for the year of termination had he remained employed for the full year based on the Company's actual results for the full fiscal year. Finally, the vesting of a portion of the restricted stock granted pursuant to the Srinivasan Agreement would be accelerated such that, taking into account the portion of the such restricted stock that vested prior to the date of termination, Mr. Srinivasan would be vested in a fraction of the number of shares subject to the award equal to number of full months completed between March 30, 2011 and the date of termination plus 18 (but in no event greater than 48) divided by 48. If the termination without Cause or diminution of duties leading to termination by Mr. Srinivasan occurs within one year following a "Change of Control," in addition to the benefits described above, all of Mr. Srinivasan's equity awards granted prior to the date of the Change of Control would accelerate and vest in full, including the options and the restricted stock granted pursuant to the Srinivasan Agreement. For the avoidance of doubt, if Mr. Srinivasan terminates his employment with 60 days of a material diminution of his duties but remains employed by the Company through the end of a fiscal year (or provides up to 90 days written notice of termination, which 90-day period would run through the end of a fiscal year), Mr. Srinivasan shall be entitled to receive, at the time annual bonuses are paid to other executive officers of the Company, an annual bonus under the MIP for the year of termination based on the Company's actual results for such fiscal year. Pursuant to the 2010 LTIP, if Mr. Srinivasan is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the 2010 LTIP, if

Mr. Srinivasan is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$1,024,500	$0	$1,024,500	$0	$0
Benefit Continuation	0	0	0	0	0	0
Long-term Incentive
—Acceleration of Unvested Stock Options	0	47,250	0	108,000	0	108,000
—Acceleration of Unvested RS/RSUs	0	364,849	0	833,940	0	833,940

Total	$0	$1,436,599	$0	$1,966,440	$0	$941,940

        For purposes of the Srinivasan Employment Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful and material failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach (without cure within 30 days following notice thereof) of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries (the Company will use its best efforts to work with Mr. Srinivasan in fulfilling the requirements and will promptly provide written information on the suitability and licensing requirements to him so that he may adequately prepare); (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any material law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion, which inability, if subject to cure, is not cured by him within 30 days after notice thereof; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable good faith opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date an unaffiliated person, entity or group (as defined in Treas. Reg. I.409A-3(i)(5)(v)(B)) acquires, directly or indirectly, ownership of a substantial portion of the Company's assets equal to or more than 50 percent of the total gross fair market value (as defined in Treas. Reg. 1.409A-3(i)(5)(vii)) of all of the assets of the Company immediately before such acquisition or acquisitions; (ii) the date any unaffiliated person, entity or group (as defined in Treas. Reg. 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company's capital stock having more than 50 percent of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (iii) a majority of members of the Company's Board of Directors (together with any directors elected or nominated by a majority of such members) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; except that any event or transaction which would be a "Change of Control" under (i) or (ii) of this definition shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50 percent of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  There shall have occurred a "material diminution" of Mr. Srinivasan's duties if, without his prior written consent, (i) Mr. Srinivasan (a) is not the President and Chief Operating Officer of the Company or, following a Change of Control, the combined or surviving corporation resulting from the Change of Control or (b) does not report directly to the Chief Executive Officer or Board of Directors of the Company or, following a Change of Control, the ultimate parent company resulting from the transaction, (ii) the Company materially breaches (without cure within 30 days following notice thereof) any material provision of the Srinivasan Agreement, or (iii) his position, title, duties, authority or responsibilities are otherwise substantially diminished.

Post-employment Payments—Mark Lerner

        If Mr. Lerner's employment is terminated without cause or any successor-in-interest to the Company terminates his employment without cause (including, without limitation, after or as the result of a merger, acquisition, spin-off, or other transaction or change of control), or if Mr. Lerner terminates employment with the Company or any successor-in-interest for cause, Mr. Lerner will continue to receive salary and benefits for a period of six months, offset by any compensation and benefits received from other employment during that period. Pursuant to the 2010 LTIP, if Mr. Lerner is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Lerner is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$140,000	$0	$140,000	$0	$0
Benefit Continuation(1)	0	7,500	0	7,500	0	0
Long-term Incentive
—Acceleration of Unvested Stock Options	0	0	0	94,080	0	94,080
—Acceleration of Unvested RS	0	0	0	203,400	0	203,400

Total	$0	$147,500	$0	$444,980	$0	$297,480

(1)
Annual benefit continuation costs estimated at $15,000 per year.

Post-employment Payments—Derik Mooberry

        Pursuant to the 2010 LTIP, if Mr. Mooberry is terminated without Cause or with Good Reason (each as defined in the 2010 LTIP) within one year of a change in control all unvested awards will vest in full. In addition, pursuant to the 2010 LTIP, if Mr. Mooberry is Permanently Disabled (as defined in the 2010 LTIP), all awards granted under the 2010 LTIP would vest in full.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$0	$0	$0	$0	$0
Benefit Continuation	0	0	0	0	0	0
Long-term Incentive
—Acceleration of Unvested Stock Options	0	0	0	204,038	0	204,038
—Acceleration of Unvested RS	0	0	0	671,220	0	671,220

Total	$0	$0	$0	$875,258	$0	$875,258

Post-employment Payments—Robert Caller

        Per his Services Agreement with the Company, if Mr. Caller's employment is terminated without "Breach," the Company shall pay Mr. Caller or his estate, as applicable, all amounts due and payable prior to the termination of the Agreement. In addition, all unvested stock options, if any, and unvested RSUs shall immediately vest, all as further provided in the award agreements entered into between the Company and Mr. Caller, and all of Mr. Caller's outstanding stock options will remain exercisable thereafter only until the first anniversary of such termination of employment.

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Breach	Involuntary Termination Without Breach	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Breach or Diminution of Duties following a CIC (Double Trigger)	Death	Disability
Severance	$0	$0	$0	$0	$0	$0
Long-term Incentive
—Acceleration of Unvested Stock Options	0	0	0	0	0	0
—Acceleration of Unvested RS/RSUs	0	103,449	0	103,449	0	0

Total	$0	$103,449	$0	$103,449	$0	$0

        For purposes of the Caller Services Agreement, "Breach" shall include, without limitation, (i) Mr. Caller's engagement in conduct that materially harms the Company through an act of dishonesty or breach of fiduciary duty; (ii) Mr. Caller's conviction of a felony; (iii) Mr. Caller's failure or refusal to substantially perform any duties required in connection with this Agreement, which is not cured within 7 days after having received notice of such failure or refusal to perform; (iv) Mr. Caller's engagement in any conduct that the Company may construe as a risk; (v) failure to comply with any provisions of applicable law, including, but not limited to, any gaming statute or regulation of any government having jurisdiction over the Company or of any jurisdiction in which the Company may be doing business at any time, and (vi) any conduct that, in the Company's reasonable judgment may materially and negatively affect the Company's gaming licenses or approval in any jurisdiction.

Certain Relationships and Related Transactions

        It is the Company's general policy not to enter into transactions with executive officers, directors, nominees for director, greater than 5 percent beneficial owners of the Company's common stock, or an immediate family member of any of the foregoing, regardless of the dollar amount involved. To the extent a related party has an interest in a transaction involving the Company or any of its subsidiaries, other than solely as a result of being an executive officer, director, nominee for director or beneficial owner of Company common stock, whether that interest is direct or indirect, the Board of Directors reviews such transaction to determine whether the transaction is in the best interests of the Company and its stockholders and whether it should be approved or ratified. In reviewing the transaction in question, the Board takes into account, among other factors it deems appropriate, the type of transaction, the extent of the related party's interest, and whether the transaction is on terms no less favorable to the Company or its subsidiary than the terms that would generally be agreed to with an unaffiliated third-party under the same or similar circumstances. If a related party transaction is approved or ratified and will be ongoing, at the time of approval or ratification, the Board may establish guidelines for the Company's management to follow in its ongoing dealings with the related party in question. Thereafter, the Board, on at least an annual basis, reviews and assesses ongoing relationships with the related parties to see that they are in compliance with guidelines established by the Board and that the transaction generally remains appropriate.

        All matters with respect to the review, approval or ratification of related party transactions, including any guidelines for ongoing transactions, are evidenced in the minutes of the applicable meetings of the Board. No director participates in any discussion, approval, or ratification of a related party transaction for which he or she (or an immediate family member) is involved other than to provide all material information concerning the transaction to the Board.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2011, Messrs. André, Guido, Robbins, and Verner served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2011, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 10, 2011, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the SEC, beneficially owned more than 5 percent of the outstanding shares of the Company's common stock, (ii) each director and each nominee for director, (iii) the Named Executive Officers (as defined under "Executive Compensation—Summary Compensation Table"), and (iv) all of the Company's executive officers and directors as a group. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management, LLC(2)	5,116,500	11.80%
Empyrean Capital Partners, LP(3)	3,749,592	8.64%
Ameriprise Financial, Inc.(4)	2,894,728	6.67%
Wellington Management Company, LLP(5)	2,569,004	5.92%
BlackRock, Inc.(6)	2,472,651	5.70%
Eagle Asset Management, Inc.(7)	2,202,293	5.08%
Directors
Jacques André(8)	317,341	*
Robert Guido(9)	95,150	*
Josephine Linden	4,930	*
W. Andrew McKenna	6,383	*
David Robbins(10)	503,387	1.15%
Kevin Verner(11)	321,135	*
Named Executive Officers
Richard Haddrill(12)	1,420,237	3.22%
Neil Davidson(13)	46,725	*
Ramesh Srinivasan(14)	213,163	*
Mark Lerner(15)	23,188	*
Derik Mooberry(16)	50,897	*
Robert Caller(17)	113,764	*
All executive officers and directors as a group(18)	3,116,300	6.70%

*
Less than 1%

(1)
Applicable percentage of ownership is based upon 43,377,132 shares of common stock outstanding as of October 10, 2011, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of October 10, 2011. Beneficial ownership includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
Information with respect to Columbia Wanger Asset Management, LLC is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC with the SEC on September 16, 2011. According to this Schedule 13G/A, Columbia Wanger Asset Management, LLC has sole voting power with respected to 4,795,500 shares of common stock. Columbia Wanger Asset Management, LLC's address is 227 Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)
Information with respect to Empyrean Capital Partners, LP is based solely on a review of the Schedule 13G filed by Empyrean Capital Partners, LP with the SEC on April 18, 2011 on behalf of itself, Empyrean Capital Fund, L.P., Empyrean Capital Overseas Master Fund, Ltd., Empyrean Associates, LLC, Amos Meron and Michael Price. According to this Schedule 13G, each of Empyrean Capital Partners, L.P., Amos Meron and Michael Price has shared voting power and shared dispositive power with respect to 3,749,592 shares of common stock; each of Empyrean Capital Fund, L.P. and Empyrean Associates, LLC has shared voting power and shared dispositive power with respect to 1,012,726 shares of common stock; and Empyrean Capital Oversea Master Fund, Ltd. has shared voting power and shared dispositive power with respect to 2,736,866 shares of common stock. The address of each of the foregoing is 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90667.

(4)
Information with respect to Ameriprise Financial Inc. is based solely on a review of the Schedule 13G filed by Ameriprise Financial Inc. with the SEC on February 11, 2011 on behalf of itself and Columbia Management Investment Advisers, LLC. According to this Schedule 13G, each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC has shared voting power with respect to 2,386,635 shares of common stock and shared dispositive power with respect to 2,894,728 shares of common stock. Ameriprise Financial, Inc's address is 145 Ameriprise Financial Center, Minneapolis, MN 55474. Columbia Management Investment Advisers, LLC's address is 100 Federal St., Boston, MA 02210.

(5)
Information with respect to Wellington Management Company, LLP is based solely on a review of the Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2011. According to this Schedule 13G/A, Wellington Management Company, LLP has shared voting power with respect to 1,713,469 shares of common stock and shared dispositive power with respect to 2,569,004 shares of common stock. Wellington Management Company, LLP's address is 280 Congress Street, Boston, MA 02210.

(6)
Information with respect to BlackRock, Inc. is based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 8, 2011. BlackRock, Inc's address is 40 East 52nd Street, New York, NY 10022.

(7)
Information with respect to Eagle Asset Management, Inc. is based solely on a review of the Form 13F filed by Eagle Asset Management, Inc. with the SEC on July 21, 2011. According to this Form 13F, Eagle Asset Management, Inc. has sole investment discretion with respect to 2,202,293 shares of common stock and sole voting authority with respect to 2,119,848 shares of common stock and no voting authority with respect to 82,445 shares of common stock. Eagle Asset Management, Inc.'s address is 880 Carillon Parkway, St. Petersburg, FL 33716.

(8)
Includes 39,099 shares of common stock owned and 278,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(9)
Includes 53,800 shares of common stock owned and 41,350 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(10)
Includes 186,145 shares of common stock owned and 317,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within

  60 days of October 10, 2011. Excludes shares of common stock held by a trust for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or pecuniary interest and therefore disclaims beneficial ownership.

(11)
Includes 42,893 shares of common stock owned and 278,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(12)
Includes 201,700 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days of October 10, 2011 and 685,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(13)
Includes 21,100 shares of common stock owned and 25,625 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(14)
Includes 58,163 shares of common stock owned and 155,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(15)
Includes 8,938 shares of common stock owned and 14,250 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(16)
Includes 19,897 shares of common stock owned and 31,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(17)
Includes 13,764 shares of common stock owned and 100,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

(18)
Includes 656,812 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days of October 10, 2011, and 1,925,951 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of October 10, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2011 except for the failure to file (i) a Form 4 in connection with the stock option and restricted stock grants received by each of Mrs. Josephine Linden and Mr. W. Andrew McKenna upon their appointment to the Board of Directors on or prior to April 5, 2011, for which the Form 4s were filed on April 8, 2011; (ii) a Form 3 in connection with Mr. Derik Mooberry becoming an executive officer of the Company on or prior to April 11, 2011, for which the Form 3 was filed on October 20, 2011 and (iii) a Form 4 in connection with the stock option and restricted stock grants received by Mr. Derik Mooberry on or prior to April 5, 2011, for which the Form 4 was filed on October 20, 2011.

 STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR
THE 2012 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders, among other things, a proposal must qualify as a proper subject matter under SEC Rule 14a-8 and be received no later than June 25, 2012. Should the Company move the date of the 2012 Annual Meeting of Stockholders more than thirty days from the one-year anniversary of the Meeting, the Company will revise and publicly disclose this deadline accordingly. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement and form of proxy.

        The Company's Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and proposals for other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an Annual Meeting of Stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2012 Annual Meeting of Stockholders without including that nominee or proposal in the Company's Proxy Statement and form of proxy, the Company's Bylaws require, among other things, that written notice of such proposal or nominee be received by the Corporate Secretary no sooner than August 9, 2012, but not later than October 10, 2012. If the date of the 2012 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Meeting, then for notice to be timely it must be received no earlier than the close of business 120 days prior to the 2012 Annual Meeting and not later than the close of business on the later of the date that is 60 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals and nominees for election to the Board of Directors and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company's Bylaws will not be entertained at the 2012 Annual Meeting of Stockholders. A copy of the full text of the relevant Bylaw provisions may be obtained from the Company's filing with the SEC or by writing our Corporate Secretary at the address identified above.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

0 14475 BALLY TECHNOLOGIES, INC. 6601 South Bermuda Road Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Neil Davidson and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on October 10, 2011, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on December 7, 2011 at 11:00 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BALLY TECHNOLOGIES, INC. December 7, 2011 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, Proxy Statement and Annual Report are available at www.ballytech.com/2011proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Robert Guido O Kevin Verner 2. To approve the advisory resolution on executive compensation. 3. Advisory vote on the frequency of the advisory vote on executive compensation. 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSALS 2 AND 4, AND FOR 3 YEARS ON PROPOSAL 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 4, AND FOR "3 YEARS" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230403000000000000 6 120711 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

QuickLinks

INTRODUCTION
Proposal No. 1: ELECTION OF DIRECTORS
The Board of Directors recommends that stockholders vote " FOR " Messrs. Guido and Verner.
BOARD OF DIRECTORS
Proposal No. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
CEO Pay Mix
Average Other NEO Pay Mix
Fiscal Year 2011
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS